QuickLinks -- Click here to rapidly navigate through this document

As filed with the Securities and Exchange Commission on June 15, 2015

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-10

REGISTRATION STATEMENT
Under the Securities Act of 1933

TAHOE RESOURCES INC.
(Exact name of Registrant as specified in its charter)

British Columbia, Canada (Province or Other Jurisdiction of Incorporation or Organization)	1040 (Primary Standard Industrial Classification) Code Number (if applicable))	27-1840120 (I.R.S. Employer Identification Number (if applicable))

5310 Kietzke Lane, Suite 200, Reno, Nevada 89511
(775) 448-5800
(Address and telephone number of the Registrant's principal executive offices)

Tahoe Resources USA Inc.
5310 Kietzke Lane, Suite 200, Reno, Nevada 89511
(775) 448-5800
(Name, address (including zip code) and telephone number (including area code) of agent for service in the United States)

Copies to:

Edie Hofmeister Tahoe Resources Inc. 5310 Kietzke Lane, Suite 200, Reno, Nevada 89511 (775) 448-5800	Michael Taylor Amandeep Sandhu McMillan LLP 1055 W Georgia St. Vancouver, BC, Canada V6E 3P3 (604) 691-7410	Mark Mandel Brett Nadritch Milbank, Tweed, Hadley & McCloy LLP 28 Liberty Street New York, NY 10005 (212) 530-5026	Riccardo A. Leofanti Skadden, Arps, Slate, Meagher & Flom LLP 222 Bay Street Suite 1750, P.O. Box 258 Toronto, ON, Canada M5K 1J5 (416) 777-4700	Maurice Swan Stikeman Elliott LLP Commerce Court West 199 Bay Street Toronto, ON, Canada M5L 1B9 (416) 869-5517

          Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after effectiveness of this Registration Statement.

Province of British Columbia, Canada
(Principal jurisdiction regulating this offering (if applicable))

          It is proposed that this filing shall become effective (check appropriate box):

A.	☐	Upon the filing with the Commission, pursuant to Rule 467(a) (if in connection with an offering being made contemporaneously in the United States and Canada)
B.	☒	At some future date (check the appropriate box below):
1.☐ Pursuant to Rule 467(b) on (date) at (time) (designate a time not sooner than 7 calendar days after filing)
2.☐ Pursuant to Rule 467(b) on (date) at (time) (designate a time 7 calendar days or sooner after filing) because the securities regulatory authority in the review jurisdiction has issued a receipt or notification of clearance on (date).
3.☐ Pursuant to Rule 467(b) as soon as practicable after notification of the Commission by the Registrant or the Canadian securities regulatory authority or the review jurisdiction that a receipt or notification of clearance has been issued with respect hereto.
4.☒ After the filing of the next amendment to this Form (if preliminary material is being filed).

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to the home jurisdiction's shelf prospectus offering procedures, check the following box. ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered	Proposed maximum aggregate offering price per security(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common Shares	58,051,692	US$14.11	US$819,109,374	US$95,181

(1)
Estimated solely for the purpose of calculating the amount of the registration fee pursuant to Rule 457(c) of the Securities Act of 1933, based on the average of the high and low prices of the Registrant's common shares on the New York Stock Exchange on June 8, 2015.

          The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registration statement shall become effective as provided in Rule 467 under the Securities Act of 1933 or on such date as the Commission, acting pursuant to Section 8(a) of the Act, may determine.

 PART I
INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

I-1

Information contained herein is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be offered or sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This short form prospectus will not constitute an offer to sell or the solicitation of an offer to buy, nor will there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state.

SUBJECT TO COMPLETION DATED JUNE 15, 2015

Secondary Offering	June 15, 2015

TAHOE RESOURCES INC.

$

            Common Shares

This short form prospectus is being filed to qualify the distribution (the "Offering") of            common shares (the "Offered Shares") of Tahoe Resources Inc. ("we", "us", "our", "Tahoe" or the "Company") at a price of $            per Offered Share (the "Offering Price") owned, beneficially and of record, by Les Mines Opinaca Ltée. (the "Selling Shareholder"), a wholly-owned subsidiary of Goldcorp Inc. ("Goldcorp"). The Company will not receive any part of the proceeds from the sale of the Offered Shares by the Selling Shareholder. The Selling Shareholder currently owns an aggregate of approximately 25.6% of the outstanding common shares (the "Common Shares") of the Company. See "Selling Shareholder" and "Plan of Distribution".

GMP Securities L.P., BMO Nesbitt Burns Inc. and            (together, the "Underwriters") have agreed to purchase the Offered Shares from the Selling Shareholder subject to the terms and conditions set forth in an underwriting agreement dated June             , 2015 among the Selling Shareholder, Goldcorp, the Company and the Underwriters (the "Underwriting Agreement") more fully described under "Plan of Distribution". Subject to applicable laws and in connection with the Offering, the Underwriters may effect transactions that stabilize or maintain the market price of the Common Shares at levels other than those which might otherwise prevail in the open market. Such transactions, if commenced, may be discontinued at any time. See "Plan of Distribution".

The Offering is being made by a Canadian "foreign private issuer" that is permitted, under a multijurisdictional disclosure system adopted by the securities regulatory authorities in Canada and the United States, to prepare this short form prospectus in accordance with the disclosure requirements of Canada. Prospective investors in the United States should be aware that such requirements are different from those of the United States. The financial statements incorporated herein have been prepared in accordance with International Financial Reporting Standards as issued by the International Accounting Standards Board, are subject to Canadian auditing and auditor independence standards, and thus may not be comparable to financial statements of United States companies. These financial statements are subject to Canadian generally accepted auditing standards, the standards of the Public Company Accounting Oversight Board (United States), and Canadian auditor independence standards, in addition to the independence standards of the Public Company Accounting Oversight Board (United States) and the United States Securities and Exchange Commission (the "SEC").

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences both in the United States and in Canada, including the Canadian federal income tax consequences applicable to a foreign controlled Canadian corporation that acquires Offered Shares. Such consequences for investors who are resident in, or citizens of, the United States may not be described fully herein. Prospective investors should read the tax discussion contained herein and consult their own tax advisors with respect to their particular circumstances. See "Certain Canadian Federal Income Tax Considerations" and "Material United States Federal Income Tax Considerations".

The enforcement by investors of civil liabilities under the United States federal securities laws may be affected adversely by the fact that the Company is organized under the laws of British Columbia, Canada, that some or all of its officers and directors may be residents of a foreign country, that some or all of the experts named in this short form prospectus may be residents of a foreign country, and that a substantial portion of the assets of the Company and said persons may be located outside the United States.

THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR ANY STATE OR CANADIAN SECURITIES COMMISSION NOR HAS THE SEC OR ANY STATE SECURITIES COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS SHORT FORM PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENCE.

The outstanding Common Shares are listed and posted for trading on the Toronto Stock Exchange (the "TSX") under the symbol "THO", on the New York Stock Exchange (the "NYSE") under the symbol "TAHO", and are provisionally listed on the Lima Stock Exchange ("BVL") under the symbol "THO". On June 12, 2015, the last trading day before the date of this short form prospectus, the closing price of the Common Shares on the TSX, on the NYSE and on the BVL was $17.95, US$14.56 and US$14.73, respectively.

Unless otherwise stated, references herein to "$" are to the Canadian dollar. References to "US$" are to the United States dollar.

Investing in the Common Shares involves risks. Prospective investors should consider the risk factors described under "Risk Factors" and in the documents incorporated by reference into this short form prospectus.

Price $            per Offered Share

	Price to the Public(1)	Underwriters' Commission(2)	Net Proceeds to the Selling Shareholder(3)
Per Offered Share	$	$	$
Total	$	$	$

Notes:

(1)
The price at which the Offered Shares are being offered hereunder was determined by negotiation between Goldcorp, the Selling Shareholder and the Underwriters with reference to the market price of the Common Shares.

(2)
Pursuant to the terms of the Underwriting Agreement, the Underwriters will receive a commission (the "Underwriters' Commission") equal to             % of the gross proceeds of the Offering paid by the Selling Shareholder.

(3)
After deducting the Underwriters' Commission but before deducting expenses of the Offering, estimated at $            . Expenses of the Offering include all reasonable expenses of the Company and the Underwriters and all expenses of the Selling Shareholder, all which will be paid by the Selling Shareholder. The Company will not receive any proceeds from the Offering.

Prospective purchasers should rely only on the information contained or incorporated by reference in this short form prospectus. The Company, Goldcorp, the Selling Shareholder and the Underwriters have not authorized anyone to provide prospective purchasers with additional or different information from that contained or incorporated by reference in this short form prospectus. The Offered Shares are being offered only in jurisdictions where, and to persons to whom, offers and sales are lawfully permitted.

The Underwriters, as principals, conditionally offer the Offered Shares, subject to prior sale, if, as and when sold and delivered by the Selling Shareholder and accepted by the Underwriters in accordance with the conditions contained in the Underwriting Agreement referred to under "Plan of Distribution" and subject to the approval of certain legal matters on behalf of the Company by McMillan LLP with respect to Canadian legal matters and Milbank, Tweed, Hadley & McCloy LLP with respect to United States legal matters, on behalf of Goldcorp and the Selling Shareholder by Cassels Brock & Blackwell LLP with respect to Canadian legal matters and Neal Gerber & Eisenberg LLP with respect to United States legal matters, and on behalf of the Underwriters by Stikeman Elliott LLP with respect to Canadian legal matters and Skadden, Arps, Slate, Meagher & Flom LLP with respect to United States legal matters.

Certain of the Underwriters, (BMO Nesbitt Burns Inc.,            and            ), are directly or indirectly, wholly-owned subsidiaries of Canadian chartered banks which are lenders to Goldcorp, the parent company of the Selling Shareholder, and its subsidiaries. Consequently, the Selling Shareholder may be considered to be a "connected issuer" of BMO Nesbitt Burns Inc.,            and            for the purposes of Canadian securities legislation in certain jurisdictions. See "Relationship Between Selling Shareholder and Underwriters (Conflicts of Interest)".

Subscriptions will be received subject to rejection in whole or in part and the right is reserved to close the subscription books at any time without notice. The Offering will be conducted under the book-based system. A purchaser of the Offered Shares will generally receive only a customer confirmation from the registered dealer from or through which the Offered Shares are purchased and who is a CDS Clearing and Depository Services Inc. ("CDS") depository service participant. No certificates will be issued to purchasers (except in certain limited circumstances), and registration will be made in the depository service of CDS. The closing of the Offering is expected to take place on or about            , 2015, or such other date as may be agreed upon by the Company, the Selling Shareholder and the Underwriters but not later than            , 2015. After the Underwriters have made reasonable efforts to sell all of the Offered Shares at the Offering Price, the Underwriters may offer the Offered Shares at a price lower than the Offering Price. See "Plan of Distribution".

Our head office is located at 5310 Kietzke Lane, Suite 200, Reno, Nevada, United States 89511. The registered office of the Company is located at Suite 1500, 1055 West Georgia Street, Vancouver, British Columbia, V6E 4N7.

Certain of our directors and officers, Messrs. Alex Black, Kevin McArthur, Dan Rovig, James Voorhees, Drago Kisic and Mark Sadler, reside outside of Canada. Messrs. Black, McArthur, Rovig, Voorhees, Kisic and Sadler have appointed McMillan LLP as agent for service of process at the following address: 1500 – 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7. Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organized under the laws of a foreign jurisdiction or resides outside of Canada, even if such person or company has appointed an agent for service of process.

        Unless the context requires otherwise, all references in this short form prospectus to "we", "us", "Tahoe", or the "Company" refer to Tahoe Resources Inc. and its subsidiaries.

i

 CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        This short form prospectus and the documents incorporated by reference herein contain "forward-looking statements" and "forward-looking information" under the provisions of Canadian provincial securities laws and the United States Private Securities Litigation Reform Act of 1995. When used in this short form prospectus or the documents incorporated by reference herein, words such as "believe", "intend", "may", "will", "should", "plans", "anticipates", "believes", "potential", "intends", "expects", "estimates", "forecasts", "likely", "goal" and similar expressions are intended to identify such forward-looking statements. Forward-looking statements reflect our current expectations and assumptions, and are subject to a number of known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any anticipated future results, performance or achievements expressed or implied by the forward-looking statements.

        Forward-looking statements in this short form prospectus and the documents incorporated by reference herein include those that relate to:

  •
  the Company's liquidity position and expected sufficiency of cash from operations to fund repayment of outstanding debt;

  •
  the expected working capital requirements and the ability to generate cash flows that exceed capital requirements;

  •
  capital expenditures and costs, including forecasted cash costs;

  •
  the sufficiency of capital resources and the possibility of considering alternative financing arrangements to meet strategic needs;

  •
  the Company's ability to complete future financings to raise additional capital for exploration, development and operational activities and for acquisitions;

  •
  the Company's 2015 operations outlook and production guidance, including estimated unit costs per ounce of silver and gold and estimated capital costs;

  •
  the assessment of future reclamation obligations;

  •
  exploration and review of prospective mineral acquisitions;

  •
  the ability of the Company to identify appropriate acquisition opportunities or, if an opportunity is identified, to conclude a transaction on satisfactory terms;

  •
  the statements regarding changes in Guatemalan and Peruvian mining laws and regulations;

  •
  the timing and results of court proceedings;

  •
  the expected increases in mill operations at the Escobal Mine (as defined herein);

  •
  the timing for optimizing the paste backfill plant, fourth filter press and second primary ventilation fan at the Escobal Mine;

  •
  the estimation of Mineral Reserves (as defined under "Glossary of Technical Terms") and Mineral Resources (as defined under "Glossary of Technical Terms") and the realization of Mineral Reserve and Mineral Resource estimates (including all assumptions);

  •
  expected benefits of the acquisition (the "Rio Alto Acquisition") of Rio Alto Mining Limited ("Rio Alto");

  •
  future exploration and development activities and the expected results of exploration activities;

  •
  the ability to identify new Mineral Resources and convert Mineral Resources into Mineral Reserves;

  •
  the impact of new estimation methodologies on mine and production planning;

  •
  the timing and receipt of approvals, consents and permits under applicable legislation in connection with the continued operation and development of the Escobal Mine, the La Arena Mine (as defined herein), and the Shahuindo Project (as defined herein);

  •
  alternatives to two-stage crushing and agglomeration at the Shahuindo Project;

  •
  the anticipated timing of the updated Mineral Resource and Mineral Reserve estimates and the commencement of commercial operations at the Shahuindo Project;

  •
  the ability of the Company to comply with environmental, safety and other regulatory requirements;

  •
  expectations regarding currency fluctuations; and

  •
  any statement as to future dividends.

        Such forward-looking information is necessarily based upon numerous factors and assumptions that, while considered reasonable by the Company as of the date of such statements, are inherently subject to significant business, economic and competitive uncertainties and contingencies. The assumptions made by the Company in preparing the forward-looking information contained in this short form prospectus and the documents incorporated by reference, which may prove to be incorrect, include, but are not limited to:

  •
  the specific assumptions set forth in this short form prospectus and the documents incorporated by reference;

  •
  the expectations and beliefs of management;

  •
  assumptions relating to the existence of companies that may wish to dispose of producing or near-term producing precious metals assets;

  •
  the Company's ability to carry on exploration and development activities, including construction;

  •
  successful integration of Rio Alto and realization of anticipated benefits;

  •
  the timely receipt of required approvals;

  •
  the price of silver, gold and other metals remains consistent with the Company's expectations;

  •
  prices for key mining supplies, including labour costs and consumables, remaining consistent with the Company's current expectations;

  •
  production meeting expectations and being consistent with estimates;

  •
  plant, equipment and processes operating as anticipated;

  •
  that there are no significant disruptions affecting operations, whether due to labour disruptions, supply disruptions, damage to or loss of equipment, whether as a result of natural occurrences including flooding, political changes, title issues, intervention by local landowners, loss of permits, or environmental concerns or otherwise;

  •
  there being no material variations in the current tax and regulatory environment;

  •
  the Company's ability to operate in a safe, efficient and effective manner;

  •
  the exchange rates among the Canadian dollar, the Guatemalan quetzal, the Peruvian nuevo sol and the United States dollar remaining consistent with current levels;

  •
  that the Company will be able to obtain and maintain government approvals or permits in connection with the continued operation and development of the Escobal Mine, the La Arena Mine and the Shahuindo Project; and

  •
  the Company's ability to obtain financing as and when required and on reasonable terms.

        Readers are cautioned that the foregoing list is not exhaustive of all factors and assumptions which may have been used. No assurance can be given that these assumptions will prove to be correct. These assumptions should be considered carefully by readers. Readers are cautioned not to place undue reliance on the forward-looking information and statements or the assumptions on which the Company's forward-looking information and statements are based.

        Forward-looking information is subject to a variety of known and unknown risks, uncertainties and other factors which could cause actual results, performance or achievements to differ from those reflected in the forward-looking statements. Such risks, uncertainties and other factors include, but are not limited to:

  •
  the Company's dependence on the Escobal Mine and La Arena Mine;

  •
  risks associated with operations in Guatemala;

  •
  risks associated with operations in Peru;

  •
  other risks associated with foreign operations;

  •
  risks related to commodity price fluctuations;

  •
  the timing and ability to maintain and, where necessary, obtain necessary permits and licenses;

  •
  the Company's limited operating and production history;

  •
  projected cash costs of production and capital expenditures may be greater than anticipated;

  •
  failure to achieve anticipated production levels;

  •
  risks related to the Company's indebtedness;

  •
  the availability of additional funding as and when required;

  •
  land title risks;

  •
  changes in national and local government legislation, taxation and controls or regulations and changes in the administration of governmental regulation, policies and practices;

  •
  mining risks which delay operations or prevent extraction of material;

  •
  uncertainty of future production, delays in completion of the mill expansion, exploration and development plans;

  •
  insurance and uninsured risks;

  •
  risks associated with illegal mining activities by unauthorized individuals on the Company's mining or exploration properties;

  •
  risks related to the transportation of concentrate;

  •
  environmental risks and hazards, including cost of environmental expenditures and potential environmental liabilities;

  •
  the speculative nature of mineral exploration and development;

  •
  exploration potential, mineral grades and mineral recovery estimates;

  •
  the uncertainty in geologic, hydrological, metallurgical and geotechnical studies and opinions;

  •
  the uncertainty in the estimation of Mineral Resources and Mineral Reserves and ability to convert its Mineral Resources into Mineral Reserves;

  •
  infrastructure risks, including access to water and power;

  •
  dependence on key management personnel and executives;

  •
  the impact of global economic conditions;

  •
  risks associated with competition;

  •
  risks associated with currency fluctuations;

  •
  risks related to the Company's interactions with indigenous communities;

  •
  risks related to community actions and protests;

  •
  the timing and possible outcome of pending or threatened litigation;

  •
  the risk of unanticipated litigation;

  •
  risks associated with effecting service of process and enforcing judgments;

  •
  potential conflicts of interest;

  •
  risks associated with the repatriation of earnings;

  •
  compliance with anti-bribery and anti-corruption requirements;

  •
  our ability to maintain effective controls and procedures;

  •
  risks associated with dilution;

  •
  potential changes to the Company's dividend policy;

  •
  potentially unknown risks and liabilities associated with the Rio Alto Acquisition; and

  •
  the integration of finances and operations of Rio Alto.

        Should one or more of these risks and uncertainties materialize, or should underlying assumptions prove incorrect, actual results, performance or achievements may vary materially from those described in the forward-looking statements.

        Readers are advised to carefully review and consider the risk factors identified in this short form prospectus under the heading "Risk Factors", the AIF and the Rio Alto AIF (each as defined under "Documents Incorporated by Reference") for a discussion of the factors that could cause the Company's actual results, performance and achievements to be materially different from any anticipated future results, performance or achievements expressed or implied by the forward-looking statements. Readers are further cautioned that the foregoing list of assumptions and risk factors is not exhaustive and it is recommended that prospective investors consult the more complete discussion of the Company's business, financial condition and prospects that is included in this short form prospectus and the documents incorporated by reference. The forward-looking information and statements contained in this short form prospectus and the documents incorporated by reference are made as of the date hereof or thereof, as the case may be, and, accordingly, are subject to change after such date. The Company does not undertake to update any forward-looking information, except as, and to the extent, required by applicable securities laws. The forward-looking statements contained herein and in the documents incorporated by reference are expressly qualified by this cautionary note.

GLOSSARY OF TECHNICAL TERMS

        In this short form prospectus:

g/t	means grams per tonne;
Indicated Mineral Resource

means that part of a Mineral Resource for which quantity, grade or quality, densities, shape and physical characteristics are estimated with sufficient confidence to allow the application of Modifying Factors in sufficient detail to support mine planning and evaluation of the economic viability of the deposit. Geological evidence is derived from adequately detailed and reliable exploration, sampling and testing and is sufficient to assume geological and grade or quality continuity between points of observation. An Indicated Mineral Resource has a lower level of confidence than that applying to a Measured Mineral Resource and may only be converted to a Probable Mineral Reserve;

Inferred Mineral Resource

means that part of a Mineral Resource for which quantity and grade or quality are estimated on the basis of limited geological evidence and sampling. Geological evidence is sufficient to imply but not verify geological and grade or quality continuity. An Inferred Mineral Resource has a lower level of confidence than that applying to an Indicated Mineral Resource and must not be converted to a Mineral Reserve. It is reasonably expected that the majority of Inferred Mineral Resources could be upgraded to Indicated Mineral Resources with continued exploration;

Measured Mineral Resource

means that part of a Mineral Resource for which quantity, grade or quality, densities, shape, and physical characteristics are estimated with confidence sufficient to allow the application of Modifying Factors to support detailed mine planning and final evaluation of the economic viability of the deposit. Geological evidence is derived from detailed and reliable exploration, sampling and testing and is sufficient to confirm geological and grade or quality continuity between points of observation. A Measured Mineral Resource has a higher level of confidence than that applying to either an Indicated Mineral Resource or an Inferred Mineral Resource. It may be converted to a Proven Mineral Reserve or to a Probable Mineral Reserve;

Mineral Reserves

means the economically mineable part of a Measured and/or Indicated Mineral Resource. It includes diluting materials and allowances for losses, which may occur when the material is mined or extracted and is defined by studies at pre-feasibility or feasibility level as appropriate that include application of Modifying Factors. Such studies demonstrate that, at the time of reporting, extraction could reasonably be justified. The reference point at which Mineral Reserves are defined, usually the point where the ore is delivered to the processing plant, must be stated. The public disclosure of a Mineral Reserve must be demonstrated by a pre-feasibility study or feasibility study;

Mineral Resources

means a concentration or occurrence of solid material of economic interest in or on the Earth's crust in such form, grade or quality and quantity that there are reasonable prospects for eventual economic extraction. The location, quantity, grade or quality, continuity and other geological characteristics of a Mineral Resource are known, estimated or interpreted from specific geological evidence and knowledge, including sampling. Mineral Resources are sub-divided, in order of increasing geological confidence, into Inferred, Indicated and Measured categories. The term Mineral Resource covers mineralization and natural material of intrinsic economic interest which has been identified and estimated through exploration and sampling and within which Mineral Reserves may subsequently be defined by the consideration and application of Modifying Factors;

Modifying Factors

means considerations used to convert Mineral Resources to Mineral Reserves. These include, but are not restricted to, mining, processing, metallurgical, infrastructure, economic, marketing, legal, environmental, social and governmental factors;

NI 43-101	means Canadian Securities Administrators' National Instrument 43-101 Standards of Disclosure for Mineral Projects;
ounce	means troy ounce;
Probable Mineral Reserve

means the economically mineable part of an Indicated, and in some circumstances, a Measured Mineral Resource. The confidence in the Modifying Factors applying to a Probable Mineral Reserve is lower than that applying to a Proven Mineral Reserve. Probable Mineral Reserve estimates must be demonstrated to be economic, at the time of reporting, by at least a pre-feasibility study;

Proven Mineral Reserve

means the economically mineable part of a Measured Mineral Resource. A Proven Mineral Reserve implies a high degree of confidence in the Modifying Factors. The term should be restricted to that part of the deposit where production planning is taking place and for which any variation in the estimate would not significantly affect the potential economic viability of the deposit. Proven Mineral Reserve estimates must be demonstrated to be economic, at the time of reporting, by at least a pre-feasibility study; and

tonne	means metric tonne, equalling 1,000 kilograms.

        Note: See "Cautionary Note to United States Investors" below.

 CAUTIONARY NOTE TO UNITED STATES INVESTORS

        Technical disclosure regarding our properties included herein and in the documents incorporated herein by reference has not been prepared in accordance with the requirements of U.S. securities laws. The disclosure in this short form prospectus, and certain of the documents incorporated by reference in this short form prospectus, uses terms that comply with reporting standards in Canada and certain estimates are made in accordance with NI 43-101. NI 43-101 is a rule developed by the Canadian Securities Administrators that establishes standards for all public disclosure an issuer makes of scientific and technical information concerning mineral projects. Unless otherwise indicated, all reserve and resource estimates contained in or incorporated by reference in this short form prospectus have been prepared in accordance with NI 43-101. These standards differ significantly from the disclosure requirements of the SEC, and reserve and resource information contained and incorporated by reference herein may not be comparable to similar information disclosed by U.S. companies in accordance with the rules and regulations promulgated by the SEC.

        In particular, this short form prospectus includes estimates of Mineral Reserves that have been calculated in accordance with NI 43-101, as required by Canadian securities regulatory authorities. For United States reporting purposes, SEC Industry Guide 7 (under the United States Securities Act of 1933, as amended (the "U.S. Securities Act")), as interpreted by Staff of the SEC, applies different standards in order to classify mineralization as a reserve. As a result, the definition of Probable Mineral Reserves used in NI 43-101 differs from the definition in SEC Industry Guide 7. Under SEC standards, mineralization may not be classified as a "reserve" unless the determination has been made that the mineralization could be economically and legally produced or extracted at the time the reserve determination is made. Among other things, all necessary permits would be required to be in hand or issued imminently in order to classify mineralized material as reserves under the SEC standards. Accordingly, Mineral Reserve estimates contained in this short form prospectus may not qualify as "reserves" under SEC standards.

        In addition, this short form prospectus uses the terms "Measured Mineral Resources", "Indicated Mineral Resources" and "Inferred Mineral Resources" to comply with the reporting standards in Canada. We advise U.S. investors that, while those terms are recognized and required by Canadian regulations, the SEC's Industry Guide 7 does not permit the inclusion of information concerning "Measured Mineral Resources", "Indicated Mineral Resources" and "Inferred Mineral Resources" or other descriptions of the amount of mineralization in mineral deposits that do not constitute "reserves" by United States standards in documents they file with the SEC. United States investors are specifically cautioned not to assume that any part or all of the mineral deposits in these categories will ever be converted into mineral reserves, as defined by the SEC.

        Further, "Inferred Mineral Resources" have a great amount of uncertainty as to their existence and as to whether they can be mined legally or economically. Therefore, investors are also cautioned not to assume that all or any part of the "Inferred Mineral Resources" exist. In accordance with Canadian securities laws, estimates of "Inferred Mineral Resources" cannot form the basis of feasibility, pre-feasibility or other economic studies, other than in certain limited circumstances.

        It cannot be assumed that all or any part of "Measured Mineral Resources", "Indicated Mineral Resources" or "Inferred Mineral Resources" will ever be upgraded to a higher category. Investors are cautioned not to assume that any part of the reported "Measured Mineral Resources" or "Indicated Mineral Resources", other than that portion of such resources included in Proven Mineral Reserves or Probable Mineral Reserves, or "Inferred Mineral Resources" in this short form prospectus or the documents incorporated herein by reference is economically or legally mineable.

        NI 43-101 also permits the inclusion of disclosure regarding the potential quantity and grade, expressed as ranges, of a target for further exploration provided that the disclosure (i) states with equal prominence that the potential quantity and grade is conceptual in nature, that there has been insufficient exploration to define a mineral resource and that it is uncertain if further exploration will result in the target being delineated as a Mineral Resource, and (ii) states the basis on which the disclosed potential quantity and grade has been determined. Disclosure regarding exploration potential has been included in the Company's annual information form and management's discussion and analysis that are incorporated by reference into this short form prospectus. United States investors are cautioned that disclosure of such exploration potential is conceptual in nature by definition and there is no assurance that exploration of the mineral potential identified will result in any category of NI 43-101 Mineral Resources being identified.

        In addition, disclosure of resources using "contained ounces" is permitted under Canadian regulations; however, the SEC only permits issuers to report mineralization that does not qualify as a reserve as in place tonnage and grade without reference to unit measures.

        For the above reasons, information contained in this short form prospectus may not be comparable to similar information made public by U.S. companies subject to the reporting and disclosure requirements under the U.S. federal securities laws and the rules and regulations thereunder. See "Risk Factors — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies".

DOCUMENTS INCORPORATED BY REFERENCE

        The following documents filed with the securities commission or similar regulatory authority in each of the provinces and territories of Canada are specifically incorporated by reference into, and form an integral part of, this short form prospectus:

  (a)
  the audited consolidated financial statements of the Company as at and for the years ended December 31, 2014 and December 31, 2013 and the notes thereto, together with the report of the independent registered public accounting firm thereon and management's discussion and analysis of financial condition and results of operations for the year ended December 31, 2014;

  (b)
  the unaudited condensed interim consolidated financial statements of the Company for the three months ended March 31, 2015 and 2014 and the notes thereto, and management's discussion and analysis of financial condition and results of operations for the three months ended March 31, 2015;

  (c)
  the annual information form of the Company for the year ended December 31, 2014 filed on March 11, 2015 (the "AIF");

  (d)
  the annual information form of Rio Alto for the year ended December 31, 2014 filed on March 16, 2015 (the "Rio Alto AIF"), which incorporation by reference is limited to the incorporation of only the following selected information: "Description of the Business — Competitive Conditions"; "Description of the Business — Employees"; "Principal Properties — La Arena Project"; "Principal Properties — Shahuindo Project"; "Risk Factors"; "Directors and Officers"; "Legal Proceedings and Regulatory Actions"; "Interest of Management and Others in Material Transactions"; "Material Contracts"; and "Interests of Experts". The technical reports incorporated by reference in the Rio Alto AIF are specifically excluded and are not incorporated by reference herein;

  (e)
  the business acquisition report of the Company dated June 12, 2015 prepared in connection with the completion of the Rio Alto Acquisition (the "Business Acquisition Report");

  (f)
  the management information circular of the Company dated April 7, 2015 prepared in connection with the annual general meeting of shareholders held on May 8, 2015;

  (g)
  the material change report filed on April 10, 2015 related to the Company's April 1, 2015 announcement of the completion of the Rio Alto Acquisition; and

  (h)
  the material change report filed on February 18, 2015 related to the Company's February 9, 2015 announcement of the entering into of the arrangement agreement with Rio Alto.

        Copies of the documents incorporated herein by reference may be obtained on request without charge from the Secretary of Tahoe Resources Inc. at 5310 Kietzke Lane, Suite 200, Reno, Nevada, United States 89511 (Telephone 775-448-5800), and are also available electronically at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov.

        Any document of the type referred to above or as set forth in Section 11.1 of Form 44-101F1 of National Instrument 44-101 — Short Form Prospectus Distributions (excluding confidential material change reports) filed by the Company with a securities commission or similar regulatory authority in Canada after the date of this short form prospectus and before termination of the distribution of securities being qualified hereunder, will be deemed to be incorporated by reference into this short form prospectus. In addition, any document filed by the Company with, or furnished by the Company to, the SEC pursuant to the U.S. Securities Exchange Act of 1934, as amended (the "Exchange Act"), subsequent to the date of this short form prospectus and prior to the termination of the distribution of the Offered Shares, will be deemed to be incorporated by reference into the registration statement of which this short form prospectus forms a part (in the case of any report on Form 6-K, if and only to the extent expressly provided in such report).

        Any statement contained in a document incorporated or deemed to be incorporated by reference herein will be deemed to be modified or superseded for the purposes of this short form prospectus to the extent that a statement contained in this short form prospectus or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded will not constitute a part of this short form prospectus, except as so modified or superseded. The modifying or superseding statement need not state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes. The making of such a modifying or superseding statement will not be deemed an admission for any purpose that the modified or superseded statement, when made, constituted a misrepresentation, an untrue statement of a material fact or an omission to state a material fact that is required to be stated or that is necessary to make a statement not misleading in light of the circumstances in which it was made.

        References to the Company's website in any documents that are incorporated by reference into this short form prospectus do not incorporate by reference the information on such website into this short form prospectus, and the Company explicitly disclaims any such incorporation by reference.

 MARKETING MATERIALS

        Any "template version" of "marketing materials" (as such terms are defined in National Instrument 41-101 — General Prospectus Requirements) will be incorporated by reference in the final short form prospectus. However, such "template version" of "marketing materials" will not form part of the final short form prospectus to the extent that the contents of the "template version" of "marketing materials" are modified or superseded by a statement contained in the final short form prospectus. Any "template version" of "marketing materials" filed on SEDAR after the date of the final short form prospectus and before the termination of the distribution under the Offering will be deemed to be incorporated into the final short form prospectus.

DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT

        The following documents have been, or will be, filed with the SEC as part of the Registration Statement (as defined below) of which this short form prospectus forms a part: (1) the Underwriting Agreement; (2) the documents listed under "Documents Incorporated by Reference"; (3) the consent of Deloitte LLP; (4) the consent of Grant Thornton LLP; (5) powers of attorney from certain of the Company's directors and officers (included on the signature page to the Registration Statement); and (6) the consents of the "qualified persons" referred to under "Interest of Experts".

AVAILABLE INFORMATION

        Additional information related to the Company may be found on SEDAR at www.sedar.com or in the United States through EDGAR at the website of the SEC at www.sec.gov. In the alternative, copies may be obtained from the Company, upon written request.

        The Company is subject to the informational requirements of the Exchange Act and applicable Canadian requirements and, in accordance therewith, files reports and other information with the SEC and with securities regulatory authorities in Canada. Under the multijurisdictional disclosure system adopted by the United States and Canada, such reports and other information may be prepared in accordance with the disclosure requirements of Canada, which requirements are different from those of the United States. As a foreign private issuer, the Company is exempt from the rules under the Exchange Act prescribing the furnishing and content of proxy statements, and the Company's officers, directors and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. Reports and other information filed by the Company with, or furnished to, the SEC may be inspected and copied at the public reference facilities maintained by the SEC in the SEC's public reference room at 100 F Street, N.E., Washington, D.C., 20549 by paying a fee. Prospective investors may call the SEC at 1-800-SEC-0330 or access its website at www.sec.gov for further information regarding the public reference facilities. The SEC also maintains a website that contains reports and other information regarding registrants that file electronically with the SEC. The address of the website is www.sec.gov.

        The Company has filed with the SEC a registration statement (the "Registration Statement") on Form F-10 under the U.S. Securities Act with respect to the Offering. This short form prospectus, including the documents incorporated by reference herein, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which are contained in the exhibits to the Registration Statement as permitted by the rules and regulations of the SEC. For further information with respect to the Company, the Offering and the Offered Shares, reference is made to the Registration Statement and the exhibits thereto. Statements contained in this short form prospectus, including the documents incorporated by reference herein, as to the contents of certain documents are not necessarily complete and, in each instance, reference is made to the copy of the document filed as an exhibit to the Registration Statement. Each such statement is qualified in its entirety by such reference. The Registration Statement can be found on EDGAR at the SEC's website: www.sec.gov.

ENFORCEMENT OF LEGAL RIGHTS

        Certain of the Company's directors and officers, Messrs. Alex Black, Kevin McArthur, Dan Rovig, James Voorhees, Drago Kisic and Mark Sadler, reside outside of Canada. Messrs. Black, McArthur, Rovig, Voorhees, Kisic and Sadler have appointed McMillan LLP as agent for service of process at the following address: 1500 — 1055 West Georgia Street, Vancouver, British Columbia V6E 4N7.

        Purchasers are advised that it may not be possible for investors to enforce judgments obtained in Canada against any person or company that is incorporated, continued or otherwise organised under the laws of a foreign jurisdiction or resides outside of Canada, even if such person or company has appointed an agent for service of process.

        The Company is a corporation existing under the Business Corporations Act (British Columbia). Certain of the officers and directors of the Company and other experts named in this short form prospectus are resident outside of the United States and a substantial portion of its assets and the assets of such persons are located outside of the United States. The Company has appointed an agent for service of process in the United States, but it may be difficult for holders of Common Shares who reside in the United States to effect service within the United States upon those directors, officers and experts who are not residents of the United States. It may also be difficult for holders of Common Shares who reside in the United States to realize in the United States upon judgments of courts of the United States predicated upon the Company's civil liability and the civil liability of its directors, officers and experts under the United States federal securities laws. Investors should not assume that Canadian courts would enforce judgments of United States courts obtained in actions against the Company or such persons predicated on the civil liability provisions of the United States federal securities laws or the securities or "blue sky" laws of any state within the United States or would enforce, in original actions, liabilities against the Company or such persons predicated on the United States federal securities or any such state securities or "blue sky" laws.

        The Company filed with the SEC, concurrently with the Registration Statement on Form F-10 of which this short form prospectus is a part, an appointment of agent for service of process on Form F-X. Under the Form F-X, the Company appointed Tahoe Resources USA Inc. as its agent for service of process in the United States in connection with any investigation or administrative proceeding conducted by the SEC, and any civil suit or action brought against or involving the Company in a United States court, arising out of or related to or concerning the Offering of securities under this short form prospectus.

 CURRENCY AND EXCHANGE RATE INFORMATION

        Unless otherwise stated, references herein to "$" are to the Canadian dollar. References to "US$" are to the United States dollar. The following table reflects the low and high rates of exchange for one United States dollar, expressed in Canadian dollars, during the years noted, the rates of exchange at the end of such years and the average rates of exchange during such years, based on the Bank of Canada noon spot rate of exchange.

			Year ended December 31,
	Three months ended March 31, 2015	Three months ended March 31, 2014
			2014	2013	2012
Low for the period	$1.1728	$1.0614	$1.0614	$0.9839	$0.9710
High for the period	1.2803	1.1251	1.1643	1.0697	1.0418
Rate at the end of the period	1.2683	1.1053	1.1601	1.0636	0.9949
Average noon spot rate for the period	1.2412	1.1033	1.1045	1.0299	0.9996

        On June 12, 2015, the Bank of Canada noon spot rate of exchange was US$1.00 = $1.2304.

THE COMPANY

Overview

        We are incorporated under the Business Corporations Act (British Columbia) and our head office is located at 5310 Kietzke Lane, Suite 200, Reno, Nevada, United States 89511. Our outstanding Common Shares are listed and posted for trading on the TSX and on the NYSE and are provisionally listed on the BVL.

        We are a precious metals producer with operations in Guatemala and Peru. We are focused on becoming a leading intermediate precious metals producer by building a portfolio of high quality, low cost precious metals assets in the Americas. We currently have two producing properties: (i) the Escobal mine (the "Escobal Mine"), located in southeast Guatemala; and (ii) the La Arena mine (the "La Arena Mine") which is located northern Peru. We also have one development property, the Shahuindo project (the "Shahuindo Project") located in northern Peru. The La Arena Mine and the Shahuindo Project were both acquired as a result of the Rio Alto Acquisition, which was completed on April 1, 2015.

        With the expansion of our mineral property holdings through the recent acquisition of the La Arena Mine and the Shahuindo Project, we have begun the process of creating a diversified, high growth, low-cost precious metals producer in Guatemala and Peru. These acquisitions have diversified us from a single asset company to a multi-mine producer and enable us to deliver on our strategy of long-term sustainable growth through several value-enhancing growth opportunities in the Americas.

Corporate Organizational Chart

Recent Developments

Rio Alto Acquisition

        The Rio Alto Acquisition was completed on April 1, 2015. We acquired all of the issued and outstanding common shares of Rio Alto ("Rio Alto Shares") by way of a statutory plan of arrangement under the Business Corporations Act (Alberta). Pursuant to the Rio Alto Acquisition, shareholders of Rio Alto received 0.227 of a Common Share (the "Rio Alto Exchange Ratio") and $0.001 in cash for each Rio Alto Share held.

        All outstanding options to purchase Rio Alto Shares were exchanged for options to purchase Common Shares based upon the Rio Alto Exchange Ratio plus that portion of a Common Share that, immediately prior to the effective time of the Rio Alto Acquisition, had a fair market value equal to $0.001 cash. Following completion of the Rio Alto Acquisition, each outstanding warrant to purchase a Rio Alto Share became exercisable to purchase 0.227 of a Common Share of plus $0.001 in cash in lieu of one Rio Alto Share. All such outstanding warrants have been exercised and a total of 2,011,244 Common Shares were issued in lieu of Rio Alto Shares.

Selected Tahoe Pro Forma Consolidated Financial Information

        The selected pro forma consolidated financial information set forth below are extracted from and should be read in conjunction with Tahoe's pro forma consolidated financial statements and the accompanying notes thereto which are included in the Business Acquisition Report incorporated by reference in this short form prospectus.

        The summary pro forma consolidated financial information is not intended to be indicative of the results that would actually have occurred, or the results expected in future periods, had the events reflected therein occurred on the dates indicated. No attempt has been made to calculate or estimate potential synergies between Tahoe and Rio Alto.

(in thousands of U.S. dollars)	Year ended December 31, 2014(1)
Statement of Operations Data:
Revenue	$620,673
Earnings from mine operations	$248,961

Total comprehensive income (loss)	$125,045
(in U.S. dollars)
Per Tahoe Share data:
Basic earnings (loss) per share	$0.56
Diluted earnings (loss) per share	$0.56

(in thousands of U.S. dollars)	Three months ended March 31, 2015(2)
Statement of Operations Data:
Revenue	$153,044
Earnings from mine operations	$66,354

Total comprehensive income (loss)	$36,898
(in U.S. dollars)
Per Tahoe Share data:
Basic earnings (loss) per share	$0.16
Diluted earnings (loss) per share	$0.16

(in thousands of U.S. dollars)	As at March 31, 2015(3)
Balance Sheet Data:
Total current assets	$290,169
Total assets	$2,226,702

Total current liabilities	$204,366
Total liabilities	$469,358

Total equity	$1,757,344

Notes:

(1)
The pro forma consolidated statement of operations and comprehensive income for the year ended December 31, 2014 has been prepared from the audited consolidated statement of operations and comprehensive income for the year ended December 31, 2014 of Tahoe, and the audited consolidated statement of net income and comprehensive income for the year ended December 31, 2014 of Rio Alto. The pro forma consolidated statement of operations and comprehensive income gives pro forma effect to the Rio Alto Acquisition as if it had occurred on January 1, 2014.

(2)
The pro forma consolidated statement of operations and total comprehensive income for the three months ended March 31, 2015 has been prepared from the March 31, 2015 unaudited interim consolidated statement of operation of Tahoe and the March 31, 2015 unaudited condensed interim consolidated statement of net income and comprehensive income of Rio Alto. The pro forma consolidated statement of operations and comprehensive income gives pro forma effect to the Rio Alto Acquisition as if it had occurred on January 1, 2014.

(3)
The pro forma consolidated statement of financial position has been prepared from the March 31, 2015 unaudited interim consolidated statement of financial position of Tahoe and the March 31, 2015 unaudited condensed interim consolidated statement of financial position of Rio Alto. The pro forma consolidated statement of financial position gives pro forma effect to the Rio Alto Acquisition as if it had occurred on March 31, 2015.

Directors and Officers of the Company

        Our executive management and board of directors are currently comprised as follows:

Executive Management

C. Kevin McArthur	Executive Chair
Alex Black	Chief Executive Officer
Ronald W. Clayton	President and Chief Operating Officer
Mark Sadler	Vice President and Chief Financial Officer
Tim Williams	Vice President Operations
Brian Brodsky	Vice President Exploration
Edie Hofmeister	Vice President Corporate Affairs

Board of Directors

C. Kevin McArthur	Executive Chair and Director
Alex Black	Director
A. Dan Rovig	Lead Director
Tanya Jakusconek	Director
Paul B. Sweeney	Director
James S. Voorhees	Director
Drago Kisic Wagner	Director
Kenneth F. Williamson	Director
Dr. Klaus Zeitler	Director

RISK FACTORS

        An investment in the Common Shares is subject to certain risks that should be considered by prospective investors and their advisors. Prospective investors should consult with their own advisors and carefully consider the risk factors relating to the Common Shares set out in information contained in this short form prospectus and documents incorporated by reference herein (including, specifically, under the heading "Risk Factors" in the AIF and "Risk Factors" in the Rio Alto AIF). Such risk factors could materially affect the Company's future financial results and could cause actual results and events to differ materially from those described in forward-looking statements and forward-looking information relating to the Company or the business, property or financial results, any of which could cause investors to lose part or all of their investment in the Offered Shares.

Risks Relating to Our Business

We are dependent on the Escobal Mine and La Arena Mine, and any adverse development affecting these properties could materially affect our results of operations, cash flows and financial position.

        The Escobal Mine and the La Arena Mine are currently the Company's only revenue producing operations. As a result, unless we acquire additional revenue producing operations or until the Shahuindo Project becomes a revenue producing operation, any adverse development affecting these properties could have a material adverse effect upon the Company and would materially and adversely affect the potential production of Mineral Reserves, revenue, profitability, financial performance, cash flows and results of operations of the Company. Ongoing development and operation of the Escobal Mine and the La Arena Mine depends upon our ability to consistently mine to design parameters and to process mined material at approximate design throughput rates. The long-term commercial viability of the Escobal Mine and the La Arena Mine is also dependent upon a number of factors, some of which relate to the particular attributes of the deposit (such as size, grade and proximity to infrastructure), metal prices and government regulations, including regulations relating to royalties, allowable production, importing and exporting of minerals and environmental protection. Most of the above factors are beyond our control. As a result, there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions. Failure to do so will have a material adverse impact on our operations and potential future profitability.

Our Guatemalan operations are subject to political, economic, social and geographic risks of doing business in foreign countries.

        The Escobal Mine is located in Guatemala which has a history of political unrest. Guatemala suffered an armed conflict for 36 years, which was finally resolved through a peace agreement reached with the country's internal revolutionary movement in 1996. The last political crisis in Guatemala occurred in 1983 and constitutional government was not restored until 1985. For nearly two decades Guatemala has made progress in restructuring its political institutions and establishing democratic processes. However, renewed political unrest or a political crisis in Guatemala could adversely affect our business and results of operations.

        Guatemala suffers from social problems such as a high crime rate and uncertain land tenure for many indigenous people, which could adversely affect the Escobal Mine. Such adverse effects could result from the efforts of third parties to manipulate local populations into encroaching on the Escobal Mine land, challenging the boundaries of such land, impeding Escobal Mine activities through roadblocks or other public protests or attacks against Escobal Mine assets or personnel.

Our Peruvian operations are subject to political, economic, social and geographic risks of doing business in foreign countries.

        The La Arena Mine and the Shahuindo Project are located in the Republic of Peru. For more than two decades Peru has made progress in restructuring its political institutions and revitalizing its economy. In previous decades Peru's history was one of political and economic instability during which governments intervened in the national economy and social structure, including periodically imposing various controls, the effects of which were to restrict the ability of both domestic and foreign companies to freely operate.

        Local opposition to mine development projects occurs in Peru, and such opposition in the past has at times been violent. There is also the risk of political violence and increased social tension in Peru as a result of the increased civil unrest, crime and labour unrest. Roadblocks by members of local communities, unemployed people and unions can occur on local, national and provincial routes. There is no assurance that the Company's current existing positive relationships with the surrounding communities will continue in the future.

        As in any jurisdiction, mineral exploration and mining activities in Peru may be affected in varying degrees by government regulations relating to the mining industry or political instability. Any changes in regulations or shifts in political conditions in Peru are beyond the control of the Company and may adversely affect our business. Operations may be affected in varying degrees by government regulations with respect to restrictions on production, price controls, export controls, income taxes, expropriation of property, environmental legislation and mine safety. The status of Peru as a developing country may make it more difficult to obtain any required financing for projects. The effect of all of these factors cannot be accurately predicted.

Changes in the market price of gold and silver, and other metals, which in the past have fluctuated widely, may affect our results of operations, cash flows and financial position.

        The majority of our revenue is derived from the sale of gold and silver and, to a lesser degree, lead and zinc. Therefore, fluctuations in the prices of these commodities represent one of the most significant factors that we expect will affect our future operations and potential profitability. The price of gold and silver and other metals are affected by numerous factors beyond our control, including

  •
  levels of supply and demand,

  •
  global or regional consumptive patterns,

  •
  sales by government holders,

  •
  metal stock levels maintained by producers and others,

  •
  increased production due to new mine developments and improved mining and production methods,

  •
  speculative activities related to the sale of metals,

  •
  availability and costs of metal substitutes,

  •
  international and regional economic and political conditions,

  •
  interest rates, currency values, and inflation.

        Declining market prices for these metals could materially adversely affect our future operations and profitability. In particular, the market prices of gold and silver have experienced recent volatility.

        In addition to adversely affecting our Mineral Reserve and Mineral Resource estimates and our results of operations, cash flows and financial position, declining metal prices can impact operations by requiring a reassessment of the feasibility of a particular project. Even if a project is ultimately determined to be economically viable, the need to conduct such a reassessment may cause substantial delays and/or may interrupt operations until the reassessment can be completed, which may have a material adverse effect on our results of operations, cash flows and financial position.

We are required to obtain and maintain a number of licenses, permits and approvals from various governmental authorities, and any failure to obtain or loss of such licenses, permits or approvals could have a material adverse effect on our business.

        In the ordinary course of business, we will be required to obtain and renew governmental licenses or permits for the operation and expansion of the Escobal Mine, the La Arena Mine and the Shahuindo Project or for the development, construction and commencement of mining at our existing properties or those we acquire in the future. Obtaining or renewing the necessary governmental licenses or permits is a complex and time-consuming process involving numerous jurisdictions and often involving public comment periods and costly undertakings on our part. The duration and success of our efforts to obtain and renew licenses or permits are contingent upon many variables not within our control, including local politics, legal challenges and the interpretation of applicable requirements implemented by the licensing authority. Any unexpected refusals of required licenses or permits or delays or costs associated with the licensing or permitting process could prevent or delay the development or impede the operation of a mine, which could adversely impact our operations, and profitability.

We have a limited history of operations and commercial production.

        We have a limited history of operations and commercial production. As a newly producing company, we are subject to many risks common to such enterprises, including under-capitalization, cash shortages, limitations with respect to personnel, financial and other resources. There is no assurance that we will be successful in achieving a return on shareholders' investment and the likelihood of our success must be considered in light of our early stage of production.

Any changes or increases in the Company's production costs, or failure to achieve anticipated production levels may impact its profitability and could materially affect our results of operations, cash flows and financial position.

        Changes in the Company's production costs could have a major impact on its profitability. Its main production expenses are personnel and contractor costs, materials and energy. Changes in costs of the Company's mining and processing operations could occur as a result of unforeseen events, including international and local economic and political events, a change in commodity prices, increased costs (including oil, steel and diesel) and scarcity of labor, and could result in changes in profitability or Mineral Reserve estimates. Many of these factors may be beyond the Company's control.

        The Company prepares estimates of future cash costs and capital costs for its operations and projects. There is no assurance that actual costs will not exceed such estimates. Exceeding cost estimates could have an adverse impact on the Company's future results of operations or financial condition.

        Failure to achieve anticipated production levels would have a material adverse impact on the Company's cash flow and future profitability. Our failure to achieve profitability and positive operating cash flows could have a material adverse effect on our financial condition and results of operations.

Higher levels of indebtedness and increased debt service obligations will effectively reduce the amount of funds available for other business purposes and may adversely affect us.

        As of the date of this short form prospectus, we had aggregate consolidated indebtedness of approximately US$55 million, consisting of a US$35 million credit facility at Rio Alto and a US$20 million capital lease obligation from a sale-leaseback transaction undertaken by Rio Alto. As a result of this indebtedness, the Company is required to use a portion of its cash flow to service principal and interest on its debt, which will limit the cash flow available for other business opportunities. The Company's ability to make scheduled principal payments, pay interest on or refinance its indebtedness depends on the Company's future performance, which is subject to economic, financial, competitive and other factors beyond its control. Unexpected delays in production or other operational problems could impact our ability to service the debt and make necessary capital expenditures. If the Company is unable to generate such cash flow to timely repay the debt, it may be required to adopt one or more alternatives, such as selling assets, restructuring debt or obtaining additional equity capital on terms that may be onerous or highly dilutive. The Company's ability to refinance its indebtedness will depend on the capital markets and its financial condition at such time. The Company may not be able to engage in any of these activities or engage in these activities on desirable terms, which could result in a default on its debt obligations.

Any changes to our current projections or any new development or acquisition activity may require substantial additional capital, which may not be available on commercially reasonable terms, if at all.

        Any changes to our current projections or any new development or acquisition activity, whether at the Escobal Mine, the La Arena Mine, the Shahuindo Project or elsewhere, may require substantial additional capital. When such additional capital is required, we will need to pursue various financing transactions or arrangements, including joint venturing of projects, debt financing, equity financing or other means. Additional financing may not be available when needed or, if available, the terms of such financing might not be favourable to us and might involve substantial dilution to existing shareholders. We may not be successful in locating suitable financing transactions in the time period required or at all, and may not obtain the capital required by other means. A failure to raise capital when needed would have a material adverse effect on our business, financial condition and results of operations. Any future issuance of Common Shares to raise required capital will be dilutive to shareholders. In addition, debt and other mezzanine financing may involve a pledge of assets and may be senior to interests of equity holders. We may incur substantial costs in pursuing future capital requirements, including investment banking fees, legal fees, accounting fees, securities law compliance fees, printing and distribution expenses and other costs. The ability to obtain needed financing may be impaired by such factors as the capital markets (both generally and in the precious metals industry in particular), our status as an enterprise with a limited production history, the location of the Escobal Mine in Guatemala, the locations of the La Arena Mine and the Shahuindo Project in Peru, the price of silver, gold, lead and zinc on the commodities markets (which will impact the amount of asset-based financing available), and/or the loss of key management personnel. Further, if the price of silver and other metals on the commodities markets decreases, then revenues from the Escobal Mine and the La Arena Mine will likely decrease and such decreased revenues may increase the requirements for capital. Failure to obtain necessary capital on reasonable terms may materially adversely affect our future operations and profitability.

Title, mineral rights or surface rights to our properties could be challenged, and, if successful, such challenges could have a material adverse effect on our production, results of operations, cash flows and financial position.

        The validity of the licenses related to the Escobal Mine, the La Arena Mine and the Shahuindo Project can be uncertain and may be contested. There is no assurance that applicable governmental bodies will not revoke or significantly alter the conditions of applicable licenses issued in respect of the Escobal Mine, the La Arena Mine or the Shahuindo Project. Changes to Guatemalan laws or Peruvian laws, including new mining legislation or adverse court rulings could materially and adversely impact our rights to exploration and exploitation licenses necessary for the Escobal Mine, La Arena Mine and Shahuindo Project.

        There is no guarantee that title to the Escobal Mine or the La Arena Mine, the Shahuindo Project or surface rights related thereto will not be challenged or impugned. Our properties may be subject to prior unregistered liens, agreements or transfers, indigenous land claims or undetected title defects.

        For example, in Guatemala, legal rights applicable to exploration and exploitation licenses are different and separate from legal rights applicable to surface lands. Accordingly, title holders of licenses must reach agreement with surface land owners on adequate remuneration to compensate for mining activities on their land. Not all surface rights are registered interests such that there may be doubt concerning the ownership of surface rights and the validity of agreements related to surface rights.

Our operations are subject to significant governmental regulations.

        Our operations, exploration and development activities are subject to the laws and regulations of Guatemala and Peru that govern various matters including environmental protection, management and use of toxic substances and explosives, management of natural resources, exploration, development, production, and post-closure reclamation of mines, imports and exports, price controls, taxation, mining royalties, labour standards and occupational health and safety, including mine safety and historic and cultural preservation.

        The costs associated with legal compliance are substantial. In addition, possible future laws and regulations, changes to existing laws and regulations (including the imposition of higher taxes and mining royalties which have been, or may be, implemented or threatened) or more stringent enforcement of current laws and regulations by governmental authorities, could cause additional expense, capital expenditures, restrictions on or suspension of our operations and planned operations at the Escobal Mine, the La Arena Mine or the Shahuindo Project. Moreover, these laws and regulations may allow governmental authorities and private parties to bring lawsuits based upon damages to property and injury to persons resulting from the environmental, health and safety impacts of our operations, or possibly even those actions of parties from whom we acquired our mines or properties. Such legal actions could lead to the imposition of substantial fines, penalties or other civil or criminal sanctions. It is difficult to strictly comply with all regulations that may be imposed on us. Even with the application of considerable skill we may inadvertently fail to comply with certain laws. Failure to comply with laws and regulations could lead to financial restatements, fines, penalties, loss, reduction or expropriation of entitlements, revocation of permits, the imposition of additional local, foreign or governmental parties as joint venture partners with carried or other interests and other material negative impacts on us.

The mining business is inherently dangerous and subject to conditions or events beyond our control, which could have a material adverse effect on us, and our insurance does not cover all potential losses, liabilities and damage related to our business and certain risks are uninsured or uninsurable.

        The ownership, operation and development of a mine or mineral property involves many risks which even a combination of experience, knowledge and careful evaluation may not be able to overcome. These risks include environmental hazards, industrial accidents, explosions and third-party accidents, the encountering of unusual or unexpected geological formations, ground falls and cave-ins, mechanical failure, unforeseen metallurgical difficulties, power interruptions, flooding, earthquakes and periodic interruptions due to inclement or hazardous weather conditions. These occurrences could result in environmental damage and liabilities, work stoppages, delayed production and resultant losses, increased production costs, damage to, or destruction of, mineral properties or production facilities and resultant losses, personal injury or death and resultant losses, asset write downs, monetary losses, claims for compensation of loss of life and/or damages by third parties in connection with accidents (for loss of life and/or damages and related pain and suffering) that occur on company property, and punitive awards in connection with those claims and other liabilities.

        It is not always possible to fully insure against such risks, and we may decide not to take out insurance against such risks as a result of high premiums or for other reasons. Should such liabilities arise they could reduce or eliminate any future profitability and result in an increase in costs and a decline in value of our securities. Even if we are able to obtain insurance against these risks, liabilities that we incur may exceed the policy limits of insurance coverage or may not be covered by insurance, in which event we could incur significant costs that could adversely impact our business, operations, potential profitability or value. We are reliant upon the expertise and performance of both our own personnel and certain third parties, such as consultants and engineers. Even if we are able to attract and retain qualified personnel, as well as qualified consultants, to manage our interests, people are fallible and human error could result in significant uninsured losses to us. These could include loss or forfeiture of mineral interests or other assets for non-payment of fees or taxes, significant tax liabilities in connection with any tax planning effort we might undertake and legal claims for errors or mistakes by our personnel or third party experts.

        In regards to political risks, we do not maintain and do not intend to purchase political risk insurance for our operations in Guatemala or Peru.

Activity by artisanal and illegal miners could interfere with our operations and could lead to conflicts between such miners and our employees, local communities, local governments or law enforcement officials.

        Mining by illegal and artisanal miners (small-scale or subsistence miners) occurs in the area surrounding the Shahuindo Project, and recently three individuals engaged in illegal mining near the Shahuindo Project have died in mining accidents. Activity by artisanal and illegal miners could interfere with our operations and could lead to conflicts between the artisanal or illegal miners and our employees, local communities, local governments or law enforcement officials. These activities could also cause damage to the Shahuindo Project, including pollution, environmental damage, fires, or personal injury or death, for which we could potentially be held responsible. The presence of artisanal and illegal miners could lead to project delays and disputes regarding the development or operation of gold deposits. Artisanal and illegal mining could also result in mine stoppages, environmental issues and could have a material adverse effect on our results of operations or financial condition.

We face risks related to the transportation of our mine concentrate.

        Concentrates containing combinations of silver, gold, lead and zinc are produced at the Escobal Mine and loaded onto highway road vehicles for transport to sea ports for export to foreign smelters in markets such as Asia, Europe and North America. This type of process involves certain environmental and financial risks. The Company could be subject to potential significant increases in road and maritime transportation charges and treatment and refining charges. Transportation of such concentrate is also subject to numerous risks including, but not limited to, delays in delivery of shipments, road blocks, terrorism, criminal activities, civil unrest, weather conditions and environmental liabilities in the event of an accident or spill. The Company could be subject to limited smelter availability and capacity and could also face the risk of a potential interruption of business from a third party beyond its control, which in both cases could have a material adverse effect on the Company's operations and revenues. There is no assurance that smelting, refining or transportation contracts for the Escobal Mine's products will be entered into and/or renewed on acceptable terms.

Our operations are subject to significant environmental regulations and reclamation obligations, which could significantly limit development and cause potential delays in production.

        All phases of our operations with respect to the Escobal Mine are, and will continue to be, subject to environmental regulation in Guatemala, and all phases of our operations with respect to the La Arena Mine and the Shahuindo Project are, and will continue to be, subject to environmental regulation in Peru. Environmental legislation in Guatemala and Peru involves strict standards and may entail increased scrutiny, fines and penalties for non-compliance, stringent environmental assessments of proposed projects and a high degree of responsibility for companies and their officers, directors and employees. Changes in environmental regulation, if any, may adversely impact our operations and future potential profitability. In addition, environmental hazards which are currently unknown may exist on the Escobal Mine, the La Arena Mine and the Shahuindo Project. We may be liable for losses associated with such hazards, or may be forced to undertake extensive remedial clean-up action or to pay for governmental remedial clean-up actions, even in cases where such hazards have been caused by previous or existing owners or operators of the property, or by the past or present owners of adjacent properties or by natural conditions. The costs of such clean-up actions may have a material adverse impact on our operations and future potential profitability.

        Reclamation requirements are designed to minimize long-term effects of mining exploitation and exploration disturbance by requiring the operating company to control possible deleterious effluents and to re-establish to some degree pre-disturbance land forms and vegetation. We are, and will continue to be, subject to such requirements for our activities on the Escobal Mine, the La Arena Mine and the Shahuindo Project. Planned reclamation expenditures are estimates only and may not represent the actual amounts that will be required to complete all reclamation activity. Additionally, any significant environmental issues that may arise could lead to increased reclamation expenditures and could have a material adverse impact on our financial resources.

Mineral Resource and Mineral Reserve calculations are only estimates.

        Any figures presented by us for Mineral Resources and Mineral Reserves in this short form prospectus or any document incorporated by reference in this short form prospectus are only estimates. There is a degree of uncertainty attributable to the estimation of Mineral Resources and Mineral Reserves. Until Mineral Resources or Mineral Reserves are actually mined and processed, the quantity of metal and grades must be considered estimates only and no assurances can be given that the predicted levels of metals will be produced. The estimating of Mineral Resources and Mineral Reserves includes a subjective process that relies on the judgment of the persons preparing the estimates. The process relies on the quantity and quality of available data and is based on knowledge, mining experience, analysis of drilling results and industry practices. Valid estimates made at a given time may significantly change when new information becomes available. By their nature, Mineral Resource and Mineral Reserve estimates are imprecise and depend, to a certain extent, upon analysis of drilling results and statistical inferences that may ultimately prove to be inaccurate. In addition, such estimates are based on certain assumptions regarding commodity prices, costs and other factors that may prove to be inaccurate. For example, a material and sustained decline in the prices of gold and silver could require the Company to reassess its Mineral Reserve estimates, which could impact the feasibility of its mineral properties.

        Mineral Resources that are not Mineral Reserves do not have demonstrated economic viability. Estimated Mineral Resources or Mineral Reserves may have to be recalculated based on changes in metal prices, further exploration or development activity or actual production experience. This could materially and adversely affect estimates of the volume or grade of mineralization, estimated recovery rates or other important factors that influence resource or reserve estimates. The extent to which Mineral Resources may be reclassified as Proven Mineral Reserves or Probable Mineral Reserves depends upon the demonstration of their profitable recovery, among other criteria. Proven Mineral Reserves and Probable Mineral Reserves may not be profitable in the future due to market price fluctuations, increased production costs, reduced recovery rates, or other factors. A reduction in Mineral Reserves could have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

Our mining activities depend on access to adequate infrastructure.

        Mining activities depend, to one degree or another, on adequate infrastructure. Reliable roads, bridges, power sources and water supply are important elements of infrastructure, which affect capital and operating costs. If adequate infrastructure becomes unavailable in the future there can be no assurance that operations will achieve the anticipated production volume; or that the anticipated ongoing operating costs to operate the Escobal Mine or the La Arena Mine or to construct the Shahuindo Project will not be higher than anticipated. Furthermore, unusual or infrequent weather phenomena, sabotage, government neglect or other interference in the maintenance or provision of necessary infrastructure could adversely affect our operations and profitability. In 2012, for example, organized resistance at the Escobal Mine impeded the Company's attempts to install a power line, which would have been sufficient to support its full scale production activities, along an approved right of way.

The Company is exposed to energy risk, which may impact operations.

        The Company consumes energy in mining activities, primarily in the form of diesel fuel and electricity. As the Company's properties are in remote locations and energy is generally a limited resource, the Company faces the risk that there may not be sufficient energy available to carry out mining activities efficiently or that certain sources of energy may not be available.

We depend on key management personnel and may not be able to attract and retain qualified personnel in the future.

        Recruiting and retaining qualified personnel is critical to our success. We are dependent on the services of key executives and other highly skilled personnel focused on managing our interests. The number of persons skilled in the acquisition, development, and operation of mining properties is limited and competition for such persons is intense. As our business activity grows, we will require additional key financial, administrative, geologic and mining personnel as well as additional operations staff. There is no assurance that we will be successful in attracting, training and retaining qualified personnel as competition for persons with these skill sets increases. If we are not successful in attracting, training and retaining qualified personnel, the efficiency of our operations could be impaired, which could have an adverse impact on our future cash flows, earnings, results of operations and financial condition.

Our business is subject to global economic conditions.

        Unprecedented events in global financial markets in the past several years have had a profound impact on the global economy. Many industries, including the silver and gold mining industry, are impacted by these market conditions. Some of the key impacts of the current financial market turmoil include contraction in credit markets resulting in a widening of credit risk, devaluations, high volatility in global equity, commodity, foreign exchange and precious metal markets and a lack of market liquidity. A continued or worsened slowdown in the financial markets or other economic conditions, including but not limited to, consumer spending, employment rates, business conditions, inflation, fuel and energy costs, consumer debt levels, lack of available credit, the state of the financial markets, interest rates and tax rates, may adversely affect our growth and profitability. Specifically, a further global credit/liquidity crisis could impact the cost and availability of financing and our overall liquidity, the volatility of silver, gold, lead and zinc prices would impact our revenues, profits, losses and cash flow, continued recessionary pressures could adversely impact demand for our production, volatile energy, commodity and consumables prices and currency exchange rates would impact our production costs and the devaluation and volatility of global stock markets would impact the valuation of our equity and other securities. These factors could have a material adverse effect on our financial condition and results of operations.

We may be unable to compete successfully with other mining companies.

        An element of our business strategy is to make selected acquisitions. We expect to continue to evaluate acquisition opportunities on a regular basis and intend to pursue those opportunities that we believe are in our long-term best interests. There is a limited supply of desirable mineral lands available in areas where we would consider conducting exploration or development activities. Because we face strong competition for new properties from other mining companies, some of which have greater financial resources than we do, we may be unable to acquire attractive new mining properties on terms that we consider acceptable. In addition, competition in the mining business for limited sources of capital could adversely impact our ability to acquire and develop suitable mining properties, development projects, producing companies or properties having significant exploration potential. As a result, there is no assurance that we will be able to acquire additional mining properties.

        The success of any acquisition that we make will depend upon our ability to effectively manage the operations of entities we acquire and to realize other anticipated benefits. The process of managing acquired businesses may involve unforeseen difficulties and may require a disproportionate amount of management resources. There can be no assurance that we will be able to successfully manage the operations of businesses we acquire or that we achieve the anticipated benefits of our acquisitions.

We may experience shortages of critical parts, equipment and skilled labour.

        Our ability to acquire critical resources such as input commodities, drilling equipment, tires and skilled labour due to increased worldwide demand, may cause unanticipated cost increases and delays in delivery times, thereby impacting operating costs, capital expenditures and development schedules.

Currency fluctuations may adversely affect the Company's capital costs and operational costs.

        Fluctuations in currency exchange rates, particularly the weakening of the U.S. dollar against the Guatemalan quetzal or the Peruvian nuevo sol, could have a significant effect on our results of operations. Any hedging activities we undertake in order to minimize these effects on our operating results may not be successful.

We face risks related to our interactions with indigenous communities.

        To the best of our knowledge, although indigenous people may have inhabited the area of the Escobal Mine site at one time, there are no indigenous populations currently living in the immediate area of the Escobal Mine site. According to Guatemala's most recent census (National Institute of Statistics (Census 2002)) the population of San Rafael las Flores is 99.6% "Ladino", meaning of Hispanic origin and non-indigenous. Nevertheless, laws and movements respecting the acquisition of lands and other rights of indigenous communities may alter decades-old arrangements made by prior owners of the lands where the Escobal Mine is located. Our efforts to ensure all land-related agreements were entered into in accordance with applicable laws do not guarantee that future laws and actions will not have a material adverse effect on our operations at the Escobal Mine or on our financial position, cash flow and results of operations.

        To the best of our knowlege, there are no indigenous populations (Pueblos Indigenas y Originarios) currently living in the immediate area of the La Arena Mine or Shahuindo Project sites in Peru. People of mestiozo origin (persons of combined European and Amerindian or Asian descent) reside in the areas surrounding the La Arena Mine and the Shauindo Project. During 2011, Peru enacted Law No. 29785, the Law of Prior Consultation for Indigenous and Native Communities (Ley del Derecho a la Consulta Previa a los Pueblos Indígenas y Originarios, Reconocido en el Convenio 169 de la Organización Internacional del Trabajo). Implementing regulations thereunder were approved by Supreme Decree No. 001-2012-MC, which became effective on April 2, 2012. This law establishes a prior consultation procedure that the Peruvian government must undertake in concert with local indigenous communities whose collective rights may be directly affected by new legislative or administrative measures, including the granting of new mining concessions. The implementing regulations specify the form and circumstances of the required consultation and the manner in which agreements will be formalized, and cap the consultation process at 120 calendar days. Under the law, the Peruvian governmental body responsible for issuing or approving the administrative measure or decree in question, rather than the affected local indigenous community, retains the right to approve or reject the relevant legislative or administrative matter following such consultation. However, to the extent that any future projects operated by us, the La Arena Mine or the Shahuindo Project require legislative or administrative measures that impact local indigenous communities, the required prior consultation procedure may result in delays, additional expenses or failure to obtain approval for such new project.

We face risks related to local community actions and protests related to our mining operations.

        In recent years, communities of indigenous people, illegal miners, non-governmental organizations ("NGOs") and others in Guatemala and Peru have become more vocal and negative with respect to regulated mining activities in their countries. These communities and NGOs have taken actions such as road closures, work stoppages and initiating lawsuits to challenge mining permits and to sue for environmental and personal injury damages. In addition, they have petitioned human rights organizations, including the Inter American Commission on Human Rights, alleging human rights violations associated with mining operations, and the Canadian National Contact Point, alleging violations of the Organisation for Economic Co-operation and Development Guidelines for Multinational Enterprises, in support of their anti-mining activities. These actions relate not only to current activities but often in respect to decades-old mining disputes and activities by prior owners of mining properties.

        In 2011, people from the communities within the La Arena Mine's area of influence illegally blocked the entrance to the mine preventing workers from entering or leaving. In late May 2013, in a protest of the (i) Peruvian judicial system, (ii) local district attorney, and (iii) state police force, a different community group declared an indefinite blockade on all of the public access roads in the area. As a result of these actions, development and construction working days were lost. These disputes were peacefully resolved, and the La Arena Mine has functioned without interruption since then.

        In the second quarter of 2015, illegal miners and disenfranchised individuals from the community near the Shahuindo Project blocked access roads to the project. While we do not believe such actions were supported by the local community or the government, these actions represent a social risk in the area. The number of protestors has diminished in the weeks since the blockade began, and the Peruvian government is working to remove the illegal miners.

        These and similar actions by communities and NGOs may have a material adverse effect on our operations at the Escobal Mine and the La Arena Mine or our ability to develop the Shahuindo area or other development properties and on the Company's financial position, cash flow and results of operations.

We may be subject to litigation that could have an adverse effect on our business.

        We may be subject to claims or legal proceedings covering a wide range of matters that arise in the ordinary course of business activities, including claims relating to ex-employees. These matters may give rise to legal uncertainties or have unfavourable results. We will carry liability insurance coverage and mitigate risks that can be reasonably estimated. In addition, we may be involved in disputes with other parties in the future that may result in litigation or unfavourable resolution which could materially adversely impact our financial position, cash flow and results of operations.

        On July 23, 2013, the Court of Appeals in Guatemala held that the Ministry of Energy and Mines ("MEM") should have conducted a hearing of a written opposition to the Escobal Mine exploitation license during the permitting application process. The court did not rule on the substance or validity of the license; it merely stated that MEM was obligated to hold an administrative hearing addressing the substance of the opposition under the 1997 Mining Law of Guatemala. The court did not invalidate or comment on the Escobal Mine exploitation license in its decision. MEM issued a press release on July 24, 2013 stating that the ruling had no impact on the status of the Escobal Mine exploitation license. MEM and the Company have appealed the court's decision to the Constitutional Court. If the Constitutional Court upholds the Court's decision, MEM will likely be compelled to hear the opposition. MEM has already publicly stated that it believes the opposition to be without merit. A public hearing of the appeal was held in November 2013, and the Company awaits the Constitutional Court's ruling in this matter.

Our directors and officers may have interests that conflict with our interests.

        Certain of our directors and officers also serve as directors and/or officers of other companies involved in natural resource exploration and development. Consequently, there is a possibility that a conflict could arise for such directors and officers. Any Company-related decision made by any of these directors and officers should be made in accordance with their duties and obligations to deal fairly and in good faith and to act in the best interests of the Company and its shareholders. In addition, each of the directors is required to declare and refrain from voting on any matter in which such director may have a conflict of interest in accordance with the procedures set forth in the Company's Code of Business Conduct, the Business Corporations Act (British Columbia) and other applicable laws.

We face risks related to operating through foreign subsidiaries.

        The Company conducts operations through foreign (including Guatemalan and Peruvian) subsidiaries, and substantially all of its assets are held in such entities. Accordingly, any limitation on the transfer of cash or other assets between the parent corporation and such entities, or among such entities, could restrict the Company's ability to fund its operations efficiently. Any such limitations, or the perception that such limitations may exist now or in the future, could have an adverse impact on the Company's valuation and stock price.

The Company's internal controls and procedures may not be sufficient to ensure compliance with anti-bribery and anti-corruption laws and regulations.

        The Company's activities are subject to a number of laws that prohibit various forms of corruption, including local laws that prohibit both commercial and official bribery and anti-bribery laws that have a global reach. The increasing number and severity of enforcement actions in recent years present particular risks with respect to our business activities, to the degree that any employee or other person acting on the Company's behalf might offer, authorize, or make an improper payment to a foreign government official, party official, candidate for political office, or political party, an employee of a foreign state-owned or state-controlled enterprise, or an employee of a public international organization.

We may fail to maintain the effectiveness of internal control over financial reporting.

        Internal control over financial reporting is a process designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with IFRS. Disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Company in reports filed with securities regulatory agencies is recorded, processed, summarized and reported on a timely basis and is accumulated and communicated to the Company's management, as appropriate, to allow timely decisions regarding required decisions. The Company has invested resources to document and analyze its system of disclosure controls and its internal control over financial reporting. A control system, no matter how well designed and operated, can provide only reasonable, not absolute, assurance with respect to the reliability of financial reporting and financial statement preparation. Our failure to satisfy the requirements of applicable securities laws on an ongoing, timely basis, including as a result of any difficulties we encounter in integrating Rio Alto's disclosure controls and procedures and internal controls over financial reporting with our existing procedures and controls could result in the loss of investor confidence in the reliability of our financial statements, which in turn could harm our business and negatively impact the trading price of our Common Shares.

        In addition, any failure to implement required new or improved controls, or difficulties encountered in their implementation, could harm our operating results or cause us to fail to meet our reporting obligations. Any of these factors could have a material adverse effect on our results of operations, cash flows and financial position.

Risks Relating to the Offering

Our Common Share price has experienced volatility and may be subject to fluctuation in the future based on market conditions.

        Securities of mining companies have experienced substantial volatility in the past, often based on factors unrelated to a company's financial performance or prospects. These factors include macroeconomic developments in North America and globally and market perceptions of the attractiveness of particular industries. The price of our Common Shares is also likely to be significantly affected by short-term changes in gold, silver or other mineral prices or in our financial condition or results of operations. Other market-related factors unrelated to our performance that may affect the price of the Common Shares include the following:

  •
  the extent of analytical coverage available to investors concerning our business may be limited if investment banks with research capabilities do not follow the Company;

  •
  decreases in trading volume and general market interest in the Common Shares may affect an investor's ability to trade significant numbers of Common Shares;

  •
  the size of our public float may limit the ability of some institutions to invest in Common Shares; and

  •
  a substantial decline in the price of the Common Shares that persists for a significant period of time could cause the Common Shares, if listed on an exchange, to be delisted from such exchange, further reducing market liquidity.

        The market price of the Common Shares is also affected by many other variables which are not directly related to our success and are, therefore, not within our control. These include other developments that affect the market for all resource sector securities, the breadth of the public market for our Common Shares and the attractiveness of alternative investments.

        These factors, among others, including those listed under the heading "Cautionary Note Regarding Forward-Looking Statements" could have an adverse impact on the market price of our Common Shares. Securities class action litigation often has been brought against companies following periods of volatility in the market price of their securities. We may in the future be the target of similar litigation. Securities litigation could result in substantial costs and damages and divert management's attention and resources.

Future sales or issuances of equity securities or the exercise of outstanding stock options and vesting of share awards could decrease the value of the Common Shares, dilute shareholders' voting power and reduce future potential earnings per Common Share.

        We may sell additional equity securities in subsequent offerings (including through the sale of securities convertible into Common Shares) and may issue additional equity securities to finance our operations, development, exploration, acquisitions or other projects. We cannot predict the size of future sales and issuances of equity securities or the effect, if any, that future sales and issuances of equity securities will have on the market price of the Common Shares. Sales or issuances of a substantial number of equity securities, or the perception that such sales could occur, may adversely affect prevailing market prices for the Common Shares. With any additional sale or issuance of equity securities, investors will suffer dilution of their voting power and may experience dilution in our earnings per Common Share.

        The issuance of Common Shares upon the exercise of our outstanding stock options, including options issued in the Rio Alto Acquisition, or the vesting of share awards, will result in dilution to the interests of shareholders, and may reduce the trading price of the Common Shares. Additional stock options, share awards and warrants to purchase Common Shares may be issued in the future. Exercises or vesting of these securities, or even the potential of their exercise or vesting, may have an adverse effect on the trading price of the Common Shares. The holders of stock options or warrants are likely to exercise them at times when the market price of the Common Shares exceeds the exercise price of the securities. Accordingly, the issuance of Common Shares upon exercise of the stock options and warrants would result in dilution of the equity represented by the then outstanding Common Shares held by other shareholders.

We may not continue to pay regular cash dividends.

        We have declared and paid monthly cash dividends of US$0.02 per outstanding Common Share for each month since December 2014. Our policy and payment of cash dividends will be reviewed periodically by our board of directors and will depend upon, among other things, conditions then existing including earnings, financial condition and capital requirements, restrictions in financing agreements, business opportunities and conditions and other factors. We may be unable or may elect not to continue to declare and pay dividends, even if necessary financial conditions are met and sufficient cash is available for distribution. As a result, we cannot assure you that we will continue to pay regular cash dividends.

Risk Factors Relating to the Integration of Operations of Tahoe and Rio Alto

The issuance of a significant number of Common Shares could adversely affect the market price of our Common Shares.

        Following completion of the Rio Alto Acquisition, a significant number of additional Common Shares are now available for trading in the public market. The increase in the number of Common Shares may lead to sales of such Common Shares or the perception that such sales may occur, either of which may adversely affect the market for, and the market price of, Common Shares.

We may fail to realize the anticipated benefits of the Rio Alto Acquisition.

        The Rio Alto Acquisition was completed with the expectation that it will result in increased earnings and cost savings by taking advantage of operating and other synergies to be realized from the consolidation of Tahoe and Rio Alto and enhanced growth opportunities for the combined companies. These anticipated benefits will depend in part on whether Tahoe and Rio Alto's operations can be integrated in an efficient and effective manner. Some operational and strategic decisions and certain staffing decisions with respect to the combined companies have not yet been made. These decisions and the integration of the two companies will present challenges to management, including the integration of systems and personnel of the two companies, implementing uniform standards, controls, procedures and policies, as applicable, including the integration of Rio Alto's disclosure controls and procedures and internal control over financial reporting with our existing procedures and controls, and special risks, including possible unanticipated liabilities, unanticipated costs, and the loss of key employees. The performance of operations acquired from Rio Alto in the Rio Alto Acquisition could be adversely affected if the combined companies cannot retain key employees to assist in the integration and operation of Rio Alto and Tahoe. As a result of these factors, it is possible that the cost reductions and synergies expected from the combination of Tahoe and Rio Alto will not be realized. In addition, the integration process requires the dedication of substantial management effort, time and resources which may divert management's focus and resources from other strategic opportunities and from operational matters during this process.

There may be potential undisclosed liabilities associated with the Rio Alto Acquisition.

        In connection with the Rio Alto Acquisition, there may be liabilities that we failed to discover or were unable to quantify in our due diligence (which we conducted prior to the execution of the arrangement agreement for the transaction). The representations, warranties and indemnities contained in the arrangement agreement did not survive closing of the Rio Alto Acquisition.

The Company may not realize the benefits of its growth projects.

        As part of its strategy, the Company will continue Tahoe's and Rio Alto's current efforts regarding the development and operation of their respective projects and will have an expanded portfolio of such projects as a result of the completion of the Rio Alto Acquisition. A number of risks and uncertainties are associated with the development and operation of these types of projects, including political, regulatory, design, construction, labour, operating, technical and technological risks, uncertainties relating to capital and other costs and financing risks. The level of production and capital and operating cost estimates relating to the expanded portfolio of projects are based on certain assumptions and are inherently subject to significant uncertainties.

The Company will be subject to significant capital requirements associated with its expanded operations and its expanded portfolio of projects.

        The Company must generate sufficient internal cash flow or be able to utilize available financing sources to finance its growth and sustain capital requirements. If the Company does not realize satisfactory prices for the metals that it will produce, it could be required to raise significant additional capital through equity financings in the capital markets or incur significant borrowings through debt financings to meet its capital requirements. If these financings are required, no assurance can be given that the Company will be able to raise capital or incur debt on acceptable terms and even if it is able to do so, the Company's cost of raising capital in the future may be adversely affected. In addition, if the Company is required to make significant interest and principal payments resulting from a debt financing, the Company's financial condition and ability to raise additional funds may be adversely impacted. Any significant delay in developing its projects or in achieving commercial production from its projects on a consistent basis or the incurring of capital costs that are significantly higher than estimated, could have a significant adverse effect on the Company's results of operations, cash flow from operations and financial condition.

The Company's operations will expose shareholders to new risks from new foreign operations.

        The Company's operations are exposed to various levels of political, economic and other risks and uncertainties in both Guatemala and Peru. These risks and uncertainties vary from country to country and include, but are not limited to, terrorism, hostage taking, military repression, expropriation, extreme fluctuations in currency exchange rates, high rates of inflation, labour unrest, risks of war or civil unrest, renegotiation or nullification of existing concessions, licenses, permits and contracts, illegal mining, changes in taxation policies, restrictions on foreign exchange and repatriation and changing political conditions, currency controls, potential corruption and governmental regulations that favour or require the awarding of contracts to local contractors or require foreign contractors to employ citizens of, or purchase supplies from, a particular jurisdiction.

        Changes, if any, in mining or investment policies or shifts in political attitude in either or both of these jurisdictions may adversely affect the Company's operations or profitability. Operations may be affected in varying degrees by government regulations with respect to, restrictions on production, price controls, export controls, currency remittance, income taxes, expropriation of property, foreign investment, maintenance of claims, environmental legislation, land use, land claims of local people, water use and mine safety.

        Failure to comply strictly with applicable laws, regulations and local practices relating to mineral right applications and tenure, could result in loss, reduction or expropriation of entitlements, or the imposition of additional local or foreign parties as joint venture partners with carried or other interests.

The unaudited pro forma condensed consolidated financial statements of Tahoe are presented for illustrative purposes only and may not be an indication of Tahoe's financial conditions or results of operations following the Rio Alto Acquisition.

        The unaudited pro forma condensed consolidated financial statements contained in the Business Acquisition Report incorporated by reference in this short form prospectus and referred to elsewhere herein are presented for illustrative purposes only as of their respective dates and may not be an indication of the financial condition or results of operations of Tahoe following the Rio Alto Acquisition for several reasons. For example, the unaudited pro forma condensed consolidated financial statements have been derived from the respective historical financial statements of Tahoe and Rio Alto, and certain adjustments and assumptions made as of the dates indicated therein have been made to give effect to the Rio Alto Acquisition and the other respective relevant transactions. The information upon which these adjustments and assumptions have been made is preliminary and these kinds of adjustments and assumptions are difficult to make with complete accuracy. See "Cautionary Note Regarding Forward-Looking Statements." Moreover, the unaudited pro forma condensed consolidated financial statements do not reflect all costs expected to be incurred by the Tahoe and Rio Alto in connection with the Rio Alto Acquisition. For example, the impact of any incremental costs incurred in integrating Tahoe and Rio Alto is not reflected in unaudited pro forma condensed consolidated financial statements.

Risks Relating to the Form F-10 Registration Statement Filing in the United States

We are a Canadian company and shareholder protections differ from shareholder protections in the United States and elsewhere.

        We are organized under the laws of British Columbia, Canada and, accordingly, are governed by the Business Corporations Act (British Columbia). This Act differs in certain material respects from laws generally applicable to United States corporations and shareholders, including the provisions relating to interested directors, mergers and similar arrangements, takeovers, shareholders' suits, indemnification of directors and inspection of corporation records.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to United States domestic public companies.

        Because we are a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

  •
  the rules under the Exchange Act requiring the filing of annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K with the SEC;

  •
  the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

  •
  the sections of the Exchange Act requiring insiders to file public reports of their stock ownership and trading activities and liability for insiders who profit from trades made in a short period of time; and

  •
  the selective disclosure rules by issuers of material non-public information under Regulation FD; and

  •
  the requirement to reflect scientific and technical information pursuant to SEC Industry Guide 7. See "Cautionary Note to United States Investors".

        While we file and furnish to the SEC information that we prepare and make public in accordance with Canadian securities laws, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information which would be made available to you if you were investing in a U.S. domestic issuer.

We may lose foreign private issuer status in the future, which could result in significant additional costs and expenses to us.

        We may in the future lose our foreign private issuer status if a majority of our shares are held in the United States and we fail to meet the additional requirements necessary to avoid loss of foreign private issuer status, such as if : (1) a majority of our directors or executive officers are U.S. citizens or residents; (2) a majority of our assets are located in the United States; or (3) our business is administered principally in the United States. At the present time, a majority of our directors are in the United States and our business is administered principally from Nevada. The regulatory and compliance costs to us under U.S. securities laws as a U.S. domestic issuer will be significantly more than the costs incurred as a Canadian foreign private issuer. If we are not a foreign private issuer, we would not be eligible to use foreign issuer forms and would be required to file periodic and current reports and registration statements on U.S. domestic issuer forms with the SEC, which are generally more detailed and extensive than the forms available to a foreign private issuer. In addition, we may lose our ability to rely upon exemptions from certain corporate governance requirements on U.S. stock exchanges that are available to foreign private issuers.

Judgments based upon the civil liability provisions of the United States federal securities laws may be difficult to enforce.

        The ability of investors to enforce judgments of United States courts based upon the civil liability provisions of the United States federal securities laws against the Company, its directors and officers, and the Underwriters and experts named herein may be limited due to the fact that the Company is incorporated outside of the United States, certain directors and officers, Underwriters and experts, reside or are organized outside of the United States, and their assets may be located outside the United States. There is uncertainty as to whether foreign courts would: (a) enforce judgments of United States courts obtained against the Company, its directors and officers or the Underwriters or experts named herein predicated upon the civil liability provisions of the United States federal securities laws; or (b) entertain original actions brought in Canadian courts against the Company or such persons predicated upon the federal securities laws of the United States.

The Company may be a "passive foreign investment company" for U.S. federal income tax purposes and adverse tax consequences could apply to U.S. investors.

        For U.S. federal income tax purposes, the Company may be a "passive foreign investment company," and adverse tax consequences could apply to U.S. investors as described herein. For further discussion of the Company's possible classification as a passive foreign investment company, see "Material United States Federal Income Tax Considerations — Passive Foreign Investment Company Considerations".

USE OF PROCEEDS

        The Company will not receive any of the proceeds from the Offering. The aggregate net proceeds to the Selling Shareholder from the sale of the Offered Shares will be $            , after deducting the Underwriters' Commission but before deducting expenses of the Offering, estimated at $            . Expenses of the Offering include reasonable expenses of the Company and the Underwriters and all expenses of the Selling Shareholder, all of which will be paid by the Selling Shareholder.

        Goldcorp expects that the net proceeds of the Offering will be used to reduce the indebtedness under its existing credit facility. See "Relationship Between the Selling Shareholder and Underwriters (Conflicts of Interest)".

 PLAN OF DISTRIBUTION

        Pursuant to the Underwriting Agreement, the Selling Shareholder has agreed to sell and the Underwriters have agreed to purchase, subject to compliance with all necessary legal requirements and to the conditions set forth therein, on or about June            , 2015 all but not less than all of the Offered Shares at a price of $            per Offered Share, for aggregate gross consideration of $            payable in cash to the Selling Shareholder against delivery of the Offered Shares. The Offering Price has been determined by negotiation between the Selling Shareholder, Goldcorp, and the Underwriters. The Company will not be entitled to any of the proceeds from the sale of the Offered Shares offered by this short form prospectus. In consideration for their services in connection with the Offering, the Selling Shareholder has agreed to pay the Underwriters a commission equal to $            per Offered Share or an aggregate of $            , representing            % of the gross proceeds from the Offering.

        The obligations of the Underwriters under the Underwriting Agreement are several and not joint, are subject to certain closing conditions and may be terminated at their discretion on the basis of customary "disaster out" or "material change out" termination rights or may also be terminated upon the occurrence of certain stated events. The Underwriters are, however, obligated to take up and pay for all of the Offered Shares if any Offered Shares are purchased under the Underwriting Agreement.

        The Underwriters are entitled under the Underwriting Agreement to indemnification by the Company and Goldcorp against certain liabilities and expenses.

        In connection with the completion of the Offering, and subject to certain exceptions, the Company has agreed with the Underwriters, for a period of 90 days following the closing of the Offering, not to, issue or sell any Common Shares or securities convertible into or exchangeable for or exercisable to acquire Common Shares, without the prior written consent of GMP Securities L.P. and BMO Nesbitt Burns Inc. on behalf of the Underwriters, such consent to not be unreasonably withheld or delayed, except in conjunction with: (i) the grant of securities under compensation, incentive or share purchase plans; (ii) the exercise of outstanding securities issued pursuant to compensation, incentive or share purchase plans; (iii) outstanding convertible securities; and (iv) any acquisitions of mining companies or mineral projects from an arm's length third party whereby the Company directly or indirectly acquires shares or assets of a business.

        The Offering is being made in each of the provinces and territories of Canada and in the United States pursuant to the multijurisdictional disclosure system implemented by the securities regulatory authorities in the United States and Canada. The Offered Shares will be offered to the public in the United States and Canada through the Underwriters directly or through their respective broker-dealer affiliates registered in each jurisdiction, as applicable. Offers and sales of Offered Shares outside of Canada and the United States will be made in accordance with applicable laws in such jurisdictions.

        The Selling Shareholder is an "affiliate" of the Company, as such term is defined in Rule 405 under the U.S. Securities Act, and may be deemed to be an "underwriter" of the Offered Shares, as such term is defined in section 2(a)(11) of the U.S. Securities Act.

        In connection with the Offering, the Underwriters may effect transactions which stabilize or maintain the market price of the Common Shares at levels other than those which otherwise might prevail on the open market. The rules of the SEC may limit the ability of the Underwriters to bid for or purchase Common Shares before the distribution of Offered Shares is completed. However, the Underwriters may engage in the following activities in accordance with these rules:

  •
  Stabilizing transactions that permit bids to purchase Common Shares so long as the stabilizing bids do not exceed a specified maximum;

  •
  Over-allotment transactions that involve sales by the Underwriters of Common Shares in excess of the number of Offered Shares the Underwriters are obligated to purchase, which creates a syndicate short position. The Underwriters may close out any short position by purchasing Common Shares in the open market; and

  •
  Penalty bids that permit the representatives to reclaim a selling concession from a syndicate member when the Offered Shares originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        Stabilizing transactions consist of bids or purchases made for the purpose of preventing or retarding a decline in the market price of the Common Shares while the Offering is in progress. These transactions may also include making short sales of the Common Shares, which involve the sale by the Underwriters of a greater number of Common Shares than they are required to purchase in the Offering. The Underwriters must close out any short position by purchasing Common Shares in the open market. These transaction may be effected on the TSX or NYSE or otherwise and, if commenced, may be discontinued at anytime.

        In addition, in accordance with rules and policy statements of certain Canadian securities regulators, the Underwriters may not, at any time during the period of distribution, bid for or purchase Common Shares. The foregoing restriction is, however, subject to exceptions where the bid or purchase is not made for the purpose of creating actual or apparent active trading in, or raising the price of, the Common Shares. These exceptions include (i) a bid or purchase permitted under the by-laws and rules of applicable regulatory authorities and the applicable stock exchange, including the Universal Market Integrity Rules for Canadian Marketplaces, relating to market stabilization and passive market making activities, (ii) a bid or purchase made for and on behalf of a customer where the order was not solicited during the period of distribution and (iii) a bid or purchase to cover a short position entered into prior to the distribution, and (iv) transaction in compliance with U.S. securities laws.

        As a result of these activities, the price of the Common Shares may be higher than the price that otherwise might exist in the open market. If these activities are commenced, they may be discontinued by the Underwriters at any time.

        The Underwriters may carry out these transactions on any stock exchange on which the Common Shares are listed, in the over-the-counter market, or otherwise.

        The Underwriters propose to offer the Offered Shares initially at the Offering Price. After the Underwriters have made a reasonable effort to sell all of the Offered Shares at the Offering Price, the price may be decreased, and further changed from time to time, by the Underwriters to an amount not greater than the Offering Price and, in such case, the compensation realized by the Underwriters will be decreased by the amount that the aggregate price paid by the purchasers for the Offered Shares is less than the gross proceeds paid by the Underwriters to the Selling Shareholder.

        Subscriptions will be received subject to rejection or allotment in whole or in part and the Underwriters reserve the right to close the subscription books at any time without notice. It is expected that the closing of the Offering will occur on or about            , 2015, or such other date as may be agreed upon by the Company, the Selling Shareholder and the Underwriters, but in any event not later than            , 2015. The Offering will be conducted under the book-based system. A purchaser of the Offered Shares will generally receive only a customer confirmation from the registered dealer from or through which the Offered Shares are purchased and who is a CDS depository service participant. No certificates will be issued to purchasers except in certain limited circumstances, and registration will be made in the depository service of CDS.

        The Company expects that delivery of the Offered Shares will be made against payment therefor on            , 2015, which will be            business days following the date of the final short form prospectus (this settlement cycle being referred to as "T+            "). Under Rule 15c6-1 of the SEC promulgated under the Exchange Act, trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade Offered Shares prior to the Closing Date will be required, by virtue of the fact that the Offered Shares initially will settle in T+            , to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of Offered Shares who wish to trade the Offered Shares on the date of pricing or on the next business day should consult their own advisor.

 DESCRIPTION OF SECURITIES BEING DISTRIBUTED

        Our authorized share capital consists of an unlimited number of Common Shares without par value. As of June 12, 2015, there were 226,939,441 Common Shares issued and outstanding as fully paid and non-assessable.

        Holders of the Common Shares are entitled to dividends if, as and when declared by the directors. Holders of the Common Shares are entitled to one vote per Common Share at meetings of shareholders. Upon liquidation, dissolution or winding-up of the Company holders of the Common Shares are to share ratably in the remaining assets of the Company as are distributable to holders of Common Shares. The Common Shares are not subject to call or assessment rights, redemption rights, rights regarding purchase for cancellation or surrender, or any pre-emptive or conversion rights.

        In November 2014, the Company announced that it had adopted a dividend policy for the payment of a monthly dividend of $0.02 per Common Share, commencing in December 2014. A monthly dividend of US$0.02 per share has been paid to shareholders for each month from December 2014 to May 2015. A dividend of US$0.02 per Common Share has been declared and is payable on June 25, 2015. We intend to continue this monthly dividend, subject to the discretion of our board of directors.

CONSOLIDATED CAPITALIZATION

        There have not been any material changes in the share and loan capital of the Company, on a consolidated basis, since March 31, 2015, the date of the Company's most recently filed financial statements except as set forth below:

  (1)
  On April 1, 2015, the Company issued an aggregate of 75,991,381 Common Shares and options to acquire 3,374,449 Common Shares to the former shareholders and optionholders of Rio Alto, all pursuant to the Rio Alto Acquisition. Subsequent to the completion of the Rio Alto Acquisition, the Company issued an aggregate of 2,011,244 Common Shares pursuant to the exercise of the outstanding warrants of Rio Alto. See "The Company — Recent Developments — Rio Alto Acquisition".

  (2)
  The Company entered into a US$50 million credit facility on June 4, 2013 with a major international lender and borrowed the full amount available. On June 3, 2015, the Company repaid all amounts outstanding under the US$50 million credit facility from current cash balances and operating cash flow. The credit facility was terminated following repayment.

  (3)
  In July 2014, Rio Alto received funds of US$35 million from BCP Banco de Credito del Peru ("BCP") as part of a secured US$50 million credit facility agreement signed on June 16, 2014. The loan has a one-year term and bears interest at 30-day LIBOR plus 2.60%. The Company has received a nine month extension on the credit facility agreement with a maximum of US$35 million being available under the credit facility.

  (4)
  On January 29, 2015, the La Ramada sub-station, property of Empresa de Energia Yamobamba SAC was sold to BCP for US$23 million and it was immediately leased back to Rio Alto for an amount equal to the selling price. The sale and leaseback transaction resulted in an increase in Rio Alto's debt in the form of a capital lease. To date, the original amount of the US$23 million capital lease debt has been paid down to US$20 million.

PRIOR SALES

        For the 12-month period before the date of this short form prospectus, Tahoe issued or granted the following Common Shares or securities convertible into Common Shares:

Date of Issuance	Number and Type of Securities Issued	Issue or Exercise Price Per Security
June 9, 2015	70,000 Common Shares(1)	$6.40
June 8, 2015	9,000 Common Shares(1)	$6.40
June 8, 2015	19,622 Common Shares(1)	$12.82
June 5, 2015	2,115 Common Shares(1)	$12.67

Date of Issuance	Number and Type of Securities Issued	Issue or Exercise Price Per Security
June 5, 2015	22,026 Common Shares(1)	$9.34
June 3, 2015	7,933 Common Shares(1)	$6.40
June 2, 2015	14,098 Common Shares(1)	$6.61
June 1, 2015	18,512 Common Shares(1)	$12.67
May 28, 2015	28,269 Common Shares(1)	$6.40
May 28, 2015	20,000 Common Shares(1)	$12.82
May 28, 2015	14,059 Common Shares(1)	$6.13
May 25, 2015	10,502 Common Shares(1)	$7.47
May 22, 2015	14,003 Common Shares(1)	$7.47
May 22, 2015	7,356 Common Shares(1)	$6.40
May 22, 2015	18,512 Common Shares(1)	$12.67
May 22, 2015	10,535 Common Shares(1)	$12.76
May 21, 2015	18,200 Common Shares(1)	$6.40
May 20, 2015	30,000 Common Shares(1)	$6.40
May 20, 2015	1,500 Common Shares(1)	$6.61
May 19, 2015	6,685 Common Shares(1)	$6.61
May 19, 2015	5,851 Common Shares(1)	$6.72
May 19, 2015	64,438 Common Shares(1)	$6.13
May 15, 2015	50,000 Common Shares(1)	$6.40
May 13, 2015	11,614 Common Shares(1)	$6.40
May 13, 2015	11,092 Common Shares(1)	$7.93
May 13, 2015	86,429 Common Shares(1)	$15.69
May 12, 2015	120,000 Common Shares(1)	$6.40
May 12, 2015	52,500 Common Shares(2)	$16.79
May 11, 2015	11,716 Common Shares(1)	$6.13
May 8, 2015	22,141 Common Shares(1)	$8.37
May 8, 2015	16,519 Common Shares(1)	$9.34
May 4, 2015	10,000 Common Shares(1)	$16.34
May 1, 2015	6,500 Common Shares(1)	$6.40
May 1, 2015	76,694 Common Shares(1)	$12.67
May 1, 2015	36,875 Common Shares(1)	$12.76
April, 29, 2015	38,910 Common Shares(1)	$11.15
April 24, 2015	64,438 Common Shares(1)	$6.13
April 24, 2015	11,669 Common Shares(1)	$7.47
April 24, 2015	40,688 Common Shares(1)	$8.65
April 24, 2015	4,667 Common Shares(1)	$7.47
April 17, 2015	16,461 Common Shares(1)	$6.40
April 13, 2015	16,462 Common Shares(1)	$6.40
April 13, 2015	19,450 Common Shares(1)	$11.15
April 10, 2015	774,637 Common Shares(3)	$3.66
April 9, 2015	962,505 Common Shares(3)	$3.66
April 8, 2015	274,102 Common Shares(3)	$3.66
April 2, 2015	64,000 Common Shares(4)	$14.53
April 1, 2015	75,991,381 Common Shares(5)	$14.21
April 1, 2015	3,374,449 stock options(6)	$6.13 – 23.13(8)
March 9, 2015	62,667 Common Shares(4)	$15.65
February 23, 2015	11,000 Common Shares	$16.51
February 11, 2015	16,437 Common Shares(1)	$6.40
December 1, 2014	5,723 Common Shares(1)	$6.40
November 17, 2014	50,000 Common Shares(1)	$6.40
November 12, 2014	3,000 Common Shares(4)	$18.23

Date of Issuance	Number and Type of Securities Issued	Issue or Exercise Price Per Security
October 20, 2014	15,000 stock options	$23.68(7)
August 25, 2014	65,611 Common Shares(1)	$6.40
August 12, 2014	12,000 stock options	$29.74(8)
August 12, 2014	3,000 deferred share awards(9)	$29.74
August 5, 2014	4,000 Common Shares(1)	$16.34
August 1, 2014	5,000 Common Shares(1)	$6.40
July 7, 2014	5,500 Common Shares(1)	$11.15
July 7, 2014	8,400 Common Shares(1)	$19.74
July 2, 2014	21,000 Common Shares(1)	$19.74
July 2, 2014	4,000 Common Shares(1)	$16.34
July 2, 2014	3,500 Common Shares(1)	$11.15
July 2, 2014	37,074 Common Shares(1)	$6.40
June 30, 2014	115 Common Shares(1)	$6.40
June 26, 2014	4,000 Common Shares(1)	$17.56
June 26, 2014	14,000 Common Shares(1)	$6.40
June 25, 2014	70,000 Common Shares(1)	$6.40
June 20, 2014	8,000 Common Shares(1)	$17.04
June 20, 2014	34,000 Common Shares(1)	$6.40
June 18, 2014	7,000 Common Shares(1)	$19.74
June 18, 2014	10,000 Common Shares(1)	$6.40
June 17, 2014	4,579 Common Shares(1)	$6.40
June 13, 2014	30,775 Common Shares(1)	$6.40
June 12, 2014	35,000 Common Shares(1)	$6.40
June 8, 2014	12,000 stock options	$23.18(8)
June 2, 2014	12,000 stock options	$22.49(8)
June 1, 2014	12,000 stock options	$22.49(8)

Notes:

(1)
Common Shares issued on the exercise of stock options.

(2)
Common Shares issued on the conversion of restricted share awards.

(3)
Common Shares issued on the exercise of warrants.

(4)
Common Shares issued on the conversion of deferred share awards.

(5)
These Common Shares were issued by the Company to the former shareholders of Rio Alto pursuant to the Rio Alto Acquisition.

(6)
These stock options were issued to the former holders of Rio Alto options pursuant to the Rio Alto Acquisition.

(7)
Reflects the weighted average exercise price of stock options.

(8)
Reflects the exercise price of stock options.

(9)
Awards granted to directors, officers, employees and consultants under the Company's share option and incentive share plan. Deferred share awards represent Common Shares that have not yet been, but will be, issued and delivered to the recipient upon the passage of time, continued employment by the Company or such other conditions determined by the compensation committee. Restricted share awards represent Common Shares that are issued but will only be delivered to the recipient upon the passage of time, continued employment by the Company or such other terms and conditions determined by the compensation committee.

 TRADING PRICE AND VOLUME

Common Shares

        The Common Shares are traded on the TSX under the symbol "THO", on the NYSE under the symbol "TAHO" and on the BVL under the symbol "THO". The following table shows the high and low trading prices and monthly trading volume of the Common Shares on the TSX for the periods listed:

Period	High ($)	Low ($)	Volume
2014
June	28.14	22.36	3,775,330
July	29.82	27.17	4,758,081
August	30.15	27.26	3,618,869
September	27.54	22.47	3,998,714
October	24.43	19.00	6,746,301
November	20.58	17.68	6,119,452
December	17.81	13.19	11,114,169
2015
January	19.45	15.93	5,875,569
February	18.42	15.56	14,329,019
March	17.63	13.58	15,076,929
April	17.17	13.69	27,501,129
May	17.95	16.21	9,957,384
June 1 to 12	18.25	17.11	5,468,204

        The following table shows the high and low trading prices and monthly trading volume of the Common Shares on the NYSE for the periods listed:

Period	High (US $)	Low (US $)	Volume
2014
June	26.23	20.48	2,966,332
July	27.48	25.45	4,036,813
August	27.55	25.00	2,505,596
September	25.62	20.05	2,159,440
October	21.73	16.85	3,802,620
November	17.97	15.61	4,508,359
December	15.25	11.33	4,887,535
2015
January	16.13	13.06	4,105,367
February	14.83	12.25	5,643,501
March	14.10	10.65	7,355,947
April	14.21	11.15	17,701,620
May	14.95	13.06	9,654,152
June 1 to 12	14.79	13.69	5,046,243

 SELLING SHAREHOLDER

        The Selling Shareholder is Les Mines Opinaca Ltée., a wholly-owned subsidiary of Goldcorp. The following table sets forth information with respect to the Selling Shareholder's ownership of the Company's securities, as of the date hereof and as adjusted to reflect the sale of the            Offered Shares pursuant to the Offering:

		Common Shares Owned Before the Offering				Common Shares Owned After the Offering
Name	Type of Ownership	Number		Percentage		Number	Percentage
Les Mines Opinaca Ltée.	Of record and beneficially	58,051,692	(1)	25.6%	(2)		%

Notes:

(1)
These Common Shares were issued by the Company to Goldcorp and/or its affiliates on June 8, 2010, June 22, 2010 and December 23, 2010 and were subsequently transferred to the Selling Shareholder.

(2)
On a fully-diluted basis, the total Common Shares beneficially held by the Selling Shareholder before the Offering represent approximately 24.99% of the outstanding Common Shares.

RELATIONSHIP BETWEEN SELLING SHAREHOLDER AND
UNDERWRITERS (CONFLICTS OF INTEREST)

        Certain of the Underwriters (BMO Nesbitt Burns Inc.,             and            ), are directly or indirectly, wholly-owned subsidiaries of Canadian chartered banks which are members of a syndicate of 17 lenders (the "Lenders") to Goldcorp, the parent company of the Selling Shareholder, and its subsidiaries under a US$3 billion credit facility (the "Goldcorp Facility"), and/or lenders to Goldcorp under certain other credit facilities. Accordingly, the Selling Shareholder may be considered to be a connected issuer of BMO Nesbitt Burns Inc.,            and            under applicable Canadian provincial securities legislation. The debt outstanding is unsecured.

        As at June 15, 2015, there was approximately US$1.134 billion principal amount outstanding under the Goldcorp Facility and approximately US$673 million outstanding under the other credit facilities. Goldcorp is in compliance with all material terms of the agreements governing such indebtedness and none of the Lenders has waived any material breach by Goldcorp of such agreements since their execution. The financial position of Goldcorp has not changed substantially and adversely since this indebtedness was incurred. Goldcorp expects that the net proceeds of the Offering will be used to reduce the indebtedness under the Goldcorp Facility.

        The decision to offer the Offered Shares and the determination of the terms of the distribution were made through negotiations (with reference to the market price of the Offered Shares) between GMP Securities L.P. and BMO Nesbitt Burns Inc., on their own behalf and on behalf of the other Underwriters, and Goldcorp. The Canadian chartered banks referred to above did not have any involvement in such decision or determination, but have been advised of the Offering and the terms thereof. As a consequence of the Offering, each Underwriter will receive its share of the Underwriters' Commission and the Lenders will receive their proportionate shares of the repaid indebtedness.

        Because more than 5% of the net proceeds of this Offering will be used to reduce indebtedness under the Goldcorp Facility, the Underwriters named above are deemed to have a conflict of interest within the meaning of Rule 5121 of the Financial Industry Regulatory Authority, Inc. Accordingly, this Offering is being made in accordance with Rule 5121. Because the Offered Shares have a "bona fide public market", pursuant to Rule 5121, the appointment of a "qualified independent underwriter" is not necessary. The Underwriters named above will not confirm sale of the Offered Shares to any account over which they exercise discretionary authority without the prior written approval of the customer.

 CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS

General

        The following summary describes certain Canadian federal income tax considerations pursuant to the Income Tax Act (Canada) (the "Tax Act") and the regulations thereunder (the "Regulations") generally applicable to a holder who acquires the Offered Shares pursuant to this Offering, and who, for purposes of the Tax Act and at all relevant times, (i) holds the Offered Shares as capital property, and (ii) deals at arm's length and is not affiliated with the Company and the Underwriters. Generally, Offered Shares will be considered to be capital property to a holder provided the holder does not hold the Offered Shares in the course of carrying on a business of trading or dealing in securities and has not acquired them in one or more transactions considered to be an adventure or concern in the nature of trade. Certain holders who are resident in Canada and who might not otherwise be considered to hold their Common Shares as capital property may, in certain circumstances, be entitled to have their Common Shares, and all other "Canadian securities" (as defined in the Tax Act) owned by such holders, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Canadian resident holders should consult their own tax advisors regarding this election.

        This summary is not applicable to (i) a holder that is a "financial institution" (as defined in the Tax Act for the purposes of the mark-to-market rules), (ii) a holder an interest in which would be a "tax shelter investment" (as defined in the Tax Act), (iii) a holder that is a "specified financial institution" (as defined in the Tax Act), (iv) a holder that has elected to report its "Canadian tax results" (as defined in the Tax Act) in a currency other than Canadian currency, (v) a holder who enters into or has entered into a "synthetic disposition arrangement" or a "derivative forward agreement" (as defined in the Tax Act) with respect to the Offered Shares, or (vi) a holder otherwise of special status or in special circumstances. Additional considerations, not discussed herein, may be applicable to a holder that is a corporation resident in Canada, and that is, or becomes as part of a transaction or event or series of transactions or events that includes the purchase of the Offered Shares, controlled by a non-resident corporation, for purposes of the foreign affiliate dumping rules in section 212.3 of the Tax Act. Any holder referred to above should consult its own tax advisor with respect to an investment in the Offered Shares.

        This summary is based on the provisions of the Tax Act and the Regulations in force as of the date hereof, all specific proposals to amend the Tax Act and the Regulations that have been publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof (the "Proposed Amendments"), and on our understanding of the current published administrative and assessing policies and practices of the Canada Revenue Agency. This summary assumes the Proposed Amendments will be enacted in the form proposed; however, no assurance can be given that the Proposed Amendments will be enacted in the form proposed, if at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the Proposed Amendments, does not take into account any changes in the law, whether by legislative, regulatory, administrative, governmental or judicial decision or action, nor does it take into account provincial, territorial or foreign tax considerations, which may differ significantly from those discussed herein.

        This summary is of a general nature only and is not intended to be, nor should it be construed to be, legal or tax advice to any particular holder or prospective holder of Offered Shares, and no representations with respect to the income tax consequences to any holder or prospective holder are made. Consequently, all holders and prospective holders of Offered Shares should consult their own tax advisors for advice with respect to the tax consequences to them of acquiring Offered Shares pursuant to this Offering, having regard to their particular circumstances.

Holders Resident in Canada

        The following discussion applies, subject to the provisos, assumptions and discussion under "General", above, to a holder of Offered Shares who, for purposes of the Tax Act and any applicable income tax treaty or convention, and at all relevant times, is or is deemed to be resident in Canada (herein, a "Canadian Holder").

Disposition of Common Shares

        A disposition or a deemed disposition of a Common Share by a Canadian Holder (except to the Company) will generally result in the Canadian Holder realizing a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of the Common Share exceed (or are less than) the aggregate of the adjusted cost base to the Canadian Holder thereof and any reasonable costs of disposition. Such capital gain (or capital loss) will be subject to the tax treatment described below under "Taxation of Capital Gains and Capital Losses". The adjusted cost base to a Canadian Holder of Common Shares acquired pursuant to this Offering will be determined by averaging the cost of such Common Shares with the adjusted cost base of all other Common Shares (if any) held by the Canadian Holder as capital property at that time.

Taxation of Capital Gains and Capital Losses

        Generally, one-half of any capital gain (a "taxable capital gain") realized by a Canadian Holder in a taxation year must be included in the Canadian Holder's income for the year, and one-half of any capital loss (an "allowable capital loss") realized by a Canadian Holder in a taxation year must be deducted from taxable capital gains realized by the Canadian Holder in that year. Allowable capital losses in excess of taxable capital gains realized in a taxation year generally may be carried back and deducted in any of the three preceding taxation years or carried forward and deducted in any subsequent taxation year against net taxable capital gains realized in such years, to the extent and under the circumstances described in the Tax Act.

        The amount of any capital loss realized by a Canadian Holder that is a corporation on the disposition or deemed disposition of a Common Share may, in certain circumstances, be reduced by the amount of any dividends received or deemed to be received by it on such Common Share (or on a share for which the Common Share has been substituted), to the extent and under the circumstances described in the Tax Act. Similar rules may apply where a corporation is a member of a partnership or a beneficiary of a trust that owns Common Shares, directly or indirectly, through a partnership or a trust. Affected Canadian Holders should consult their own tax advisors in this regard.

        A Canadian Holder that is, throughout the relevant taxation year, a "Canadian-controlled private corporation", as defined in the Tax Act, may also be liable to pay a special tax (refundable in certain circumstances) of 6 2/3% on its "aggregate investment income", defined in the Tax Act to include taxable capital gains.

        Capital gains realized by an individual (including certain trusts) may give rise to liability for alternative minimum tax as calculated under the detailed rules set out in the Tax Act.

Receipt of Dividends on Common Shares

        Dividends received or deemed to be received on Common Shares held by a Canadian Holder will be included in the Canadian Holder's income for the purposes of the Tax Act.

        Such dividends received by a Canadian Holder that is an individual (including certain trusts) will be subject to the gross-up and dividend tax credit rules in the Tax Act normally applicable to dividends received from taxable Canadian corporations, including the enhanced gross-up and dividend tax credit in respect of dividends designated by the Company as "eligible dividends", if any. There may be limitations on the ability of the Company to designate dividends as "eligible dividends", and the Company has made no commitments in this regard. Taxable dividends received by a Canadian Holder who is an individual (including certain trusts) may result in such Canadian Holder being liable for alternative minimum tax under the Tax Act.

        A Canadian Holder that is a corporation will include such dividends in computing its income and generally will be entitled to deduct the amount of such dividends in computing its taxable income, subject to all relevant restrictions under the Tax Act. A Canadian Holder that is a "private corporation" or "subject corporation" (as such terms are defined in the Tax Act) may also be liable under Part IV of the Tax Act to pay a special tax (refundable in certain circumstances) of 33 1/3% of dividends received or deemed to be received on the Common Shares to the extent such dividends are deductible in computing the Canadian Holder's taxable income.

Holders Not Resident in Canada

        The following summary applies, subject to the provisos, assumptions and discussion under "General", above, to a holder of Offered Shares who, for purposes of the Tax Act and any relevant income tax treaty or convention, and at all relevant times (i) is neither resident nor deemed to be resident in Canada, and (ii) does not, and is not deemed to, use or hold Offered Shares in carrying on a business in Canada (herein, a

"Non-Canadian Holder"). In addition, this discussion does not apply to a Non-Canadian Holder that carries on, or is deemed to carry on, an insurance business in Canada and elsewhere.

Disposition of Common Shares

        A Non-Canadian Holder will not be subject to tax under the Tax Act in respect of any capital gain realized by such Non-Canadian Holder on a disposition or deemed disposition of a Common Share unless the Common Shares constitute "taxable Canadian property" (as defined in the Tax Act) of the Non-Canadian Holder at the time of disposition and the Non-Canadian Holder is not entitled to relief under an applicable income tax convention between Canada and the country in which the Non-Canadian Holder is resident.

        Provided the Common Shares are then listed on a "designated stock exchange" for purposes of the Tax Act (which currently includes the TSX and the NYSE), Common Shares generally will not constitute taxable Canadian property of a Non-Canadian Holder, unless at any time during the 60 month period immediately preceding the disposition of the Common Shares: (i)(a) the Non-Canadian Holder, (b) persons with whom the Non-Canadian Holder did not deal at arm's length, (c) partnerships in which the Non-Canadian Holder or a person described in (b) holds a membership interest directly or indirectly through one or more partnerships, or (d) the Non-Canadian Holder together with such persons, owned 25% or more of the issued shares of any class of the capital stock of the Company, AND (ii) more than 50% of the fair market value of the Common Shares was derived directly or indirectly from one or any combination of: (a) real or immovable property situated in Canada, (b) Canadian resources properties (as defined in the Tax Act), (c) timber resource properties (as defined in the Tax Act), and (d) options in respect of, or interests in or for civil law rights in, property described in (a) to (c).

        In the event that a Common Share constitutes taxable Canadian property of a Non-Canadian Holder and any capital gain that would be realized on the disposition thereof is not exempt from tax under the Tax Act pursuant to an applicable income tax convention, the income tax consequences discussed above for Canadian Holders under "Disposition of Common Shares" will generally apply to the Non-Canadian Holder.

        A Non-Canadian Holder contemplating a disposition of Common Shares that may constitute taxable Canadian property should consult with the Non-Canadian Holder's own tax advisor prior to such disposition.

Receipt of Dividends on Common Shares

        Any dividends paid or credited, or deemed to be paid or credited, on the Common Shares to a Non-Canadian Holder will be subject to Canadian withholding tax at the rate of 25% of the gross amount of the dividend unless the rate is reduced under the provisions of an applicable income tax convention between Canada and the Non-Canadian Holder's country of residence. For instance, where the Non-Canadian Holder is a resident of the United States that is entitled to full benefits under the Canada-United States Income Tax Convention (1980) as amended, and is the beneficial owner of the dividends, the rate of Canadian withholding tax applicable to dividends is generally reduced to 15%.

MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion describes the material U.S. federal income tax consequences to U.S. Holders (as defined below) under present law of an investment in Common Shares. This summary applies only to U.S. Holders that acquire Common Shares in the Offering, hold Common Shares as capital assets (generally, property held for investment purposes) and that have the U.S. dollar as their functional currency. This discussion is based on the tax laws of the United States as in effect on the date of this short form prospectus and on U.S. Treasury regulations in effect or, in some cases, proposed, as of the date of this short form prospectus, as well as judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which change could apply retroactively and could affect the tax consequences described below. This summary does not address any estate or gift tax consequences or any state, local, or non-U.S. tax consequences, nor does it address the Medicare contribution tax on net investment income.

        The following discussion does not deal with the tax consequences to any particular investor and does not describe all of the tax consequences to persons in special tax situations such as:

  •
  banks;

  •
  certain financial institutions;

  •
  regulated investment companies;

  •
  insurance companies;

  •
  broker-dealers;

  •
  traders that elect to mark to market;

  •
  tax-exempt entities;

  •
  persons liable for alternative minimum tax;

  •
  certain U.S. expatriates;

  •
  persons holding Common Shares as part of a straddle, hedging, constructive sale, conversion or integrated transaction;

  •
  persons that actually or constructively own 10% or more of the Company's voting stock;

  •
  persons that are resident or ordinarily resident in or have a permanent establishment in a jurisdiction outside the United States;

  •
  persons who acquired Common Shares pursuant to the exercise of any employee share option or otherwise as compensation for services; or

  •
  persons holding Common Shares through partnerships or other pass-through entities.

        PROSPECTIVE PURCHASERS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS ABOUT THE APPLICATION OF THE U.S. FEDERAL TAX RULES TO THEIR PARTICULAR CIRCUMSTANCES, AS WELL AS THE STATE, LOCAL AND NON-U.S. TAX CONSEQUENCES TO THEM OF THE PURCHASE, OWNERSHIP AND DISPOSITION OF COMMON SHARES.

        The discussion below of the U.S. federal income tax consequences to "U.S. Holders" applies to a holder that is a beneficial owner of Common Shares and is, for U.S. federal income tax purposes,

  •
  an individual who is a citizen or resident of the United States;

  •
  a corporation (or other entity taxable as a corporation) organized under the laws of the United States, any State or the District of Columbia;

  •
  an estate whose income is subject to U.S. federal income taxation regardless of its source; or

  •
  a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

        The U.S. federal income tax treatment of a partner in a partnership (or any entity treated for U.S. federal income tax purposes as a partnership) purchasing, owning and disposing of Common Shares generally will depend on the status of the partner and the activities of the partnership. Partners in such partnerships should consult their own tax advisers about the U.S. federal income tax consequences to them of the partnership's acquisition, ownership and disposition of Common Shares.

Dividends

        Subject to the passive foreign investment company rules discussed below, the gross amount of distributions made by the Company with respect to Common Shares (including the amount of any non-U.S. taxes withheld therefrom) generally will be includable in a U.S. Holder's gross income in the year received as dividend income, but only to the extent that such distributions are paid out of the Company's current or accumulated earnings and profits, as determined under U.S. federal income tax principles. The Company does not maintain calculations of its earnings and profits under U.S. federal income tax principles, and, accordingly, a U.S. Holder should therefore expect to treat all cash distributions as dividends for such purposes. The dividends will generally be foreign source and "passive category income" including for foreign tax credit purposes and non-U.S. taxes withheld therefrom, if any, may be creditable against the U.S. Holder's U.S. federal income tax liability subject to applicable limitations. Dividends paid in Canadian dollars must be included in a U.S. Holder's gross income in a United States dollar amount equivalent based on the exchange rate in effect on the day of receipt (either actually or constructively) by the U.S. Holder. Any gain or loss recognized upon a subsequent sale or conversion of Canadian dollars for a different amount of currency or other property will be ordinary income or loss.

        With respect to U.S. Holders that are corporations, dividends will not be eligible for the dividends-received deduction allowed to corporations in respect of dividends received from other U.S. corporations. With respect to certain non-corporate U.S. Holders (including individuals), dividends will be taxed at the capital gains rate (currently at a maximum rate of 20%) applicable to "qualified dividend income," provided that (1)(a) the Company is eligible for the benefits of a comprehensive income tax treaty with the United States meeting certain requirements or (b) the Common Shares are readily tradable on an established securities market in the United States, (2) the Company is neither a PFIC (as defined below) nor treated as such with respect to the U.S. Holder for the taxable year in which the dividend is paid and the preceding taxable year, and (3) certain holding period requirements are met. The Internal Revenue Service has indicated that the Canada-United States Income Tax Convention (1980), as amended, satisfies the first of these three requirements. U.S. Holders should consult their own tax advisor regarding the availability of the tax rate applicable to qualified dividend income for any dividends the Company pays with respect to the Common Shares, as well as the effect of any change in applicable law after the date of this short form prospectus.

Sale or Other Disposition of Common Shares

        Subject to the passive foreign investment company rules discussed below, upon a sale or other disposition of Common Shares, a U.S. Holder will generally recognize a capital gain or loss for U.S. federal income tax purposes in an amount equal to the difference between the amount realized and the U.S. Holder's tax basis in such Common Shares. Any such gain or loss generally will be treated as long-term capital gain or loss if the U.S. Holder's holding period in such Common Shares exceeds one year. Non-corporate U.S. Holders (including individuals) generally will be subject to U.S. federal income tax on long-term capital gain at preferential rates (currently at a maximum rate of 20%). The deductibility of capital losses is subject to significant limitations. Gain or loss realized by a U.S. Holder on the sale or other disposition of the Common Shares generally will be treated as U.S. source income or loss for U.S. foreign tax credit purposes.

Passive Foreign Investment Company Considerations

        The Company would be classified as a passive foreign investment company (a "PFIC") for any taxable year if either: (a) at least 75% of the Company's gross income were "passive income" for purposes of the PFIC rules, or (b) at least 50% of the value of the Company's assets (determined on the basis of a quarterly average) produced or were held for the production of passive income. For this purpose, the Company will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which the Company owns, directly or indirectly, 25% or more (by value) of the stock.

        Under the PFIC rules, if the Company were considered a PFIC at any time that a U.S. Holder holds Common Shares, the Company would continue to be treated as a PFIC with respect to such holder's investment unless (i) the Company ceased to be a PFIC and (ii) the U.S. Holder were to make a "deemed sale" election under the PFIC rules.

        Based on the market price of the Common Shares and the composition of the Company's income, assets and operations for the current taxable year, as of the date of this short form prospectus, the Company does not expect to be treated as a PFIC for U.S. federal income tax purposes for the current taxable year. This is a factual determination, however, that must be made annually after the close of each taxable year. Therefore, there can be no assurance that the Company will not be classified as a PFIC for the current taxable year or for any future taxable year.

        If the Company were considered a PFIC at any time that a U.S. Holder holds Common Shares, any gain recognized by the U.S. Holder on a sale or other disposition of Common Shares as well as the amount of any excess distribution (as defined below) received by the U.S. Holder would be allocated ratably over the U.S. Holder's holding period for Common Shares. The amounts allocated to the taxable year of the sale or other disposition (or the taxable year of receipt, in the case of an excess distribution) and to any year before the Company became a PFIC would be taxed as ordinary income. The amount allocated to each other taxable year would be subject to tax at the highest rate in effect for individuals or corporations, as appropriate, for that taxable year, and an interest charge would be imposed. For the purposes of these rules, an excess distribution is the amount by which any distribution received by a U.S. Holder on its Common Shares exceeds 125% of the average of the annual distributions on Common Shares received during the preceding three years or the U.S. Holder's holding period, whichever is shorter. Certain elections may be available that would result in alternative treatments (such as mark-to-market or qualified electing fund treatment) of Common Shares. The Company has not yet determined whether it will comply with all reporting requirements necessary for U.S. Holders to make qualified electing fund elections.

        If the Company were treated as a PFIC with respect to a U.S. Holder for any taxable year, the U.S. Holder would be deemed to own shares in any of the Company's subsidiaries that are also PFICs. A mark-to-market election will not be available with respect to such lower-tier PFICs. If the Company were considered a PFIC, a U.S. Holder would also be subject to information reporting requirements, possibly on an annual basis. U.S. Holders should consult their own tax advisors about the potential application of the PFIC rules to an investment in Common Shares.

U.S. Information Reporting and Backup Withholding

        Dividend payments with respect to Common Shares and proceeds from the sale, exchange or redemption of Common Shares may be subject to information reporting to the U.S. Internal Revenue Service and possible U.S. backup withholding. Backup withholding (at a rate of 28%) will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status may be required to provide such certification on U.S. Internal Revenue Service Form W-9. U.S. Holders should consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

        Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder's U.S. federal income tax liability, and such holder may obtain a refund of any excess amounts withheld under the backup withholding rules by timely filing the appropriate claim for refund with the U.S. Internal Revenue Service and furnishing any required information.

Information With Respect to Foreign Financial Assets

        Certain U.S. Holders who are individuals and certain entities may be required to report information relating to Common Shares, subject to certain exceptions (including an exception for Common Shares held in accounts maintained by certain U.S. financial institutions). U.S. Holders should consult their own tax advisors regarding their reporting obligations with respect to their ownership and disposition of Common Shares.

LEGAL MATTERS

        Certain legal matters in connection with the Offering will be passed upon on behalf of Tahoe by McMillan LLP of Vancouver, British Columbia, as to Canadian legal matters and Milbank, Tweed, Hadley & McCloy LLP of New York, New York, as to United States legal matters, on behalf of the Selling Shareholder by Cassels Brock & Blackwell LLP of Vancouver, British Columbia, as to Canadian legal matters and Neal Gerber & Eisenberg LLP of Chicago, Illinois, as to United States legal matters, and on behalf of the Underwriters by Stikeman Elliott LLP of Toronto, Ontario, as to Canadian legal matters and Skadden, Arps, Slate, Meagher & Flom LLP of Toronto, Ontario, as to United States legal matters.

 INTEREST OF EXPERTS

        The following is a list of persons or companies named as having prepared or certified a statement, report or valuation, in this short form prospectus either directly or in a document incorporated by reference herein and whose profession or business gives authority to the statement, report or valuation made by the person or company:

  •
  Conrad E. Huss, P.E., of M3 Engineering & Technology Corporation, Thomas L. Drielick, P.E., of M3 Engineering & Technology Corporation, Daniel Roth, P.E., of M3 Engineering & Technology Corporation, Paul Tietz, C.P.G., of Mine Development Associates, Matthew Blattman, P.E., of Blattman Brothers Consulting LLC and Jack Cadwell, P.E., of Robertson GeoConsultants prepared a technical report entitled "Escobal Mine Guatemala NI 43-101 Feasibility Study" dated November 5, 2014 (the "Escobal Feasibility Study");

  •
  Charles Muerhoff, SME RM, Vice President Technical Services of Tahoe, is the Qualified Person who verified all scientific and technical information in the AIF, incorporated by reference in this short form prospectus, relating to updates to the Escobal Mine disclosure since the date of the Escobal Feasibility Study;

  •
  Enrique Garay, M Sc. (MAIG), of Rio Alto Mining Limited, Ian Dreyer, B.App. Sc., MAusIMM(CP), of Rio Alto Mining Limited, Tim Williams, FAusIMM, of Rio Alto Mining Limited, Greg Lane, FAusIMM, of Auscenco Ltd., Scott Elfen, P.E., of Ausenco Engineering Canada Ltd., and Fernando Angeles, M.Eng (Min), P.Eng, of Mining Plus Peru SAC prepared a technical report titled "La Arena Project, Peru, Technical Report (NI 43-101)" dated February 27, 2015 with an effective date of December 31, 2014;

  •
  Carl E. Defilippi, M.Sc., C.E.M., of Kappes, Cassiday & Associates, Thomas L. Dyer, P.E., of Mine Development Associates Inc., and Paul Tietz, CPG., of Mine Development Associates, Inc. prepared the technical report titled "Technical Report on the Shahuindo Heap Leach Project, Cajabamba, Peru" dated November 9, 2012 with an effective date of September 26, 2012;

  •
  McMillan LLP provided a summary opinion with respect to eligibility for investment of the Offered Shares; and

  •
  Stikeman Elliott LLP provided a summary opinion with respect to eligibility for investment of the Offered Shares.

        To the Company's knowledge, each of the abovementioned firms or persons hold, directly or indirectly, less than 1% of the issued and outstanding Common Shares, and the partners and associates, as a group, of each of McMillan LLP and Stikeman Elliott LLP hold, directly or indirectly, less than 1% of the issued and outstanding Common Shares. Based on information provided by the relevant persons, and except as otherwise disclosed in this short form prospectus, none of the persons or companies referred to above has received or will receive any direct or indirect interests in the Company's property or the property of an associated party or an affiliate of the Company.

INDEPENDENT AUDITOR, TRANSFER AGENT AND REGISTRAR

        Deloitte LLP, Chartered Accountants, Suite 2800, 1055 Dunsmuir Street, 4 Bentall Centre, Vancouver, British Columbia, are the independent registered chartered accountants of the Company.

        Grant Thornton LLP, 333 Seymour Street, Vancouver, BC, V6B 0A4, are the independent registered chartered accountants for Rio Alto.

        The transfer agent and registrar for the Common Shares in Canada is Computershare Investor Services Inc. at its principal office in Vancouver, British Columbia. The transfer agent and registrar for the Common Shares in the United States is Computershare Trust Company, Inc. at its principal office in Golden, Colorado.

 PART II
INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

Indemnification of Directors and Officers

        The Registrant is subject to the provisions of the Business Corporations Act (British Columbia) (the "Act") and the articles of the Registrant (the "Articles") regarding indemnification of the Registrant's directors and officers.

        Under Section 160(a) of the Act, and subject to Section 163 of the Act, the Registrant may indemnify any eligible party (as defined in the Act) against all eligible penalties (as defined in the Act) to which the eligible party is or may be liable. Section 160(b) of the Act permits the Registrant to pay the expenses (as defined in the Act) actually and reasonably incurred by an eligible party after the final disposition of the eligible proceeding (as defined in the Act).

        Under Section 159 of the Act:

  •
  an "eligible party" means an individual who:

  •
  is or was a director or officer of the Registrant,

  •
  is or was a director or officer of another corporation (i) at a time when the corporation is or was an affiliate of the Registrant, or (ii) at the request of the Registrant, or

  •
  at the request of the Registrant, is or was, or holds or held a position equivalent to that of, a director or officer of a partnership, trust, joint venture or other unincorporated entity,

    and includes, except in the definition of "eligible proceeding" and except in sections 163(1)(c) and (d) and 165 of the Act, the heirs and personal or other legal representatives of that individual;

  •
  an "eligible penalty" is defined as a judgment, penalty or fine awarded or imposed in, or an amount paid in settlement of, an eligible proceeding;

  •
  an "eligible proceeding" means a proceeding (as defined herein) in which an eligible party or any of the heirs and personal or other legal representatives of the eligible party, by reason of the eligible party being or having been a director or officer of, or holding or having held a position equivalent to that of a director or officer of, the Registrant or an associated corporation

  •
  is or may be joined as a party, or

  •
  is or may be liable for or in respect of a judgment, penalty or fine in, or expenses related to, the proceeding;

  •
  "expenses" are defined to include costs, charges and expenses, including legal and other fees, but does not include judgments, penalties, fines or amounts paid in settlement of any proceeding; and

  •
  a "proceeding" includes any legal proceeding or investigative action, whether current, threatened, pending or completed.

        Under Section 161 of the Act, and subject to Section 163 of the Act, the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party (a) has not been reimbursed for those expenses, and (b) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding.

        Under Section 162 of the Act, and subject to Section 163 of the Act, the Registrant may pay, as they are incurred in advance of the final disposition of an eligible proceeding, the expenses actually and reasonably incurred by an eligible party in respect of that proceeding; provided the Registrant must not make such payments unless it first receives from the eligible party a written undertaking that, if it is ultimately determined that the payment of expenses is prohibited by Section 163, the eligible party will repay the amounts advanced.

        Under Section 163(1) of the Act, the Registrant must not indemnify an eligible party under Section 160(a) of the Act, or pay the expenses of an eligible party in respect of that proceeding under Sections 160(b), 161 or 162 of the Act, as the case may be, if any of the following circumstances apply:

  •
  if the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the Registrant was prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  •
  if the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the Registrant is prohibited from giving the indemnity or paying the expenses by its memorandum or articles;

  •
  if, in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the Registrant or the associated corporation, as the case may be; or

  •
  in the case of an eligible proceeding other than a civil proceeding, if the eligible party did not have reasonable grounds for believing that the eligible party's conduct in respect of which the proceeding was brought was lawful.

        Under Section 163(2) of the Act, if an eligible proceeding is brought against an eligible party by or on behalf of the Registrant or by or on behalf of an associated corporation, the Registrant must neither indemnify the eligible party under Section 160(a) of the Act in respect of the proceeding, nor pay the expenses of the eligible party under Sections 160(b), 161 or 162 of the Act in respect of the proceeding.

        Under Section 164 of the Act, despite any other provision of Division 5—Indemnification of Directors and Officers and Payment of Expenses under the Act and whether or not payment of expenses or indemnification has been sought, authorized or declined under such Division, the Supreme Court of British Columbia may, on application of the Registrant or an eligible party, may:

  •
  order the Registrant to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding;

  •
  order the Registrant to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding;

  •
  order the enforcement of, or any payment under, an agreement of indemnification entered into by the Registrant;

  •
  order the Registrant to pay some or all of the expenses actually and reasonably incurred by any person in obtaining an order under this section; or

  •
  make any other order the Court considers appropriate.

Indemnification under the Articles

        The articles of a company may affect its power or obligation to give an indemnity or pay expenses. As indicated above, this is subject to the overriding power of the Court under Section 164 of the Act.

        Under Article 21.2 of the Articles, the Registrant must indemnify a director, former director or alternate director of the Registrant and his or her heirs and legal personal representatives against all eligible penalties to which such person is or may be liable, and the Registrant must, after the final disposition of an eligible proceeding, pay the expenses actually and reasonably incurred by such person in respect of that proceeding. Each director and alternate director is deemed to have contracted with the Registrant on the terms of the indemnity contained in Article 21.2 of the Articles.

        Under Section 21.3 of the Articles and subject to any restrictions in the Act, the Registrant may indemnify any person, including any eligible party, against eligible penalties and pay expenses incurred in connection with the performance of services by that person for the Company.

        Subject to the Act, the failure of an eligible party of the Registrant to comply with the Act or the Articles does not invalidate any indemnity to which he or she is entitled under the Article of the Articles which governs indemnification of eligible parties.

        Under the Articles, the Registrant may purchase and maintain insurance for the benefit of any eligible party (or his or her heirs or legal personal representatives) against any liability incurred by him or her as an eligible party.

        For the purposes of the Articles, the terms "eligible party", "eligible penalty", "eligible proceeding", "expenses and "proceeding" have the meanings set forth in the Act, as summarized above.

Indemnification for Liabilities under the Securities Act of 1933, as amended

        Insofar as indemnification for liabilities arising under the U.S. Securities Act of 1933, as amended (the "Securities Act"), may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is therefore unenforceable.

 EXHIBITS

        The following exhibits have been filed as part of this Registration Statement.

Exhibit Number	Description
3.1	Underwriting Agreement†
4.1
Annual information form of the Registrant dated March 11, 2015 for the year ended December 31, 2014 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the SEC on March 12, 2015 (File No. 001-35531))
4.2
Audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2014 and 2013, together with the report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F filed with the SEC on March 12, 2015 (File No. 001-35531))
4.3
Management's discussion and analysis of the Registrant for the year ended December 31, 2014 (incorporated by reference to Exhibit 99.3 to the Registrant's Annual Report on Form 40-F filed with the SEC on March 12, 2015 (File No. 001-35531))
4.4
Condensed Interim Consolidated Financial Statements dated April 28, 2015 for the three months ended March 31, 2015 and 2014 (incorporated by reference to Exhibit 99.1 to the Registrant's Filing on Form 6-K filed with the SEC on April 29, 2015 (File No. 001-35531))
4.5
Management's discussion and analysis of the Registrant for the quarter ended March 31, 2015 (incorporated by reference to Exhibit 99.2 to the Registrant's filing on Form 6-K filed with the SEC on April 29, 2015 (File No. 001-35531))
4.6
Business acquisition report of the Company dated June 12, 2015 prepared in connection with the completion of the Rio Alto Acquisition, (incorporated by reference to Exhibit 99.1 to the Registrant's filing on Form 6-K filed with the SEC on June 15, 2015 (File No. 001-35531))
4.7
Annual information form of Rio Alto dated March 16, 2015 for the year ended December 31, 2014, which incorporation by reference is limited to the incorporation of only the following selected information and specifically excluding the technical report incorporated by reference therein: "Description of the Business—Competitive Conditions"; "Description of the Business—Employees"; "Principal Properties—La Arena Project"; "Principal Properties—Shahuindo Project"; "Directors and Officers"; "Risk Factors"; "Legal Proceedings and Regulatory Actions"; "Interest of Management and Others in Material Transactions"; "Material Contracts"; and "Interests of Experts" (incorporated by reference to Exhibit 99.1 to the Registrant's filing on Form 6-K filed with the SEC on June 15, 2015 (File No. 001-35531)
4.8
Management information circular of the Company dated April 7, 2015 prepared in connection with the annual general meeting of shareholders held on May 8, 2015 (incorporated by reference to Exhibit 99.1 to the Registrant's filing on Form 6-K filed with the SEC on April 17, 2015 (File No. 001-35531))
4.9
Material change report dated April 10, 2015 related to the Company's April 1, 2015 announcement of the completion of the Rio Alto Acquisition (incorporated by reference to the Registrant's filing on Form 6-K filed with the SEC on April 13, 2015 (File No. 001-35531))
5.1	Consent of Deloitte LLP*
5.2	Consent of Grant Thornton LLP*

Exhibit Number	Description
5.3	Consent of Charles Muerhoff*
5.4	Consent of Conrad E. Huss*
5.5	Consent of Daniel Roth*
5.6	Consent of Thomas L. Drielick*
5.7	Consent of Jack Caldwell*
5.8	Consent of Paul Tietz*
5.9	Consent of Matthew Blattman*
5.10	Consent of Enrique Garay*
5.11	Consent of Fernando Angeles*
5.12	Consent of Greg Lane*
5.13	Consent of Ian Dreyer*
5.14	Consent of Scott Elfen*
5.15	Consent of Tim Williams*
5.16	Consent of Carl E. Defilippi*
5.17	Consent of Thomas L. Dyer*
6.1	Powers of Attorney (included in Part III of this Registration Statement)*

†
To be filed by amendment

*
Filed herewith

 PART III
UNDERTAKING AND CONSENT TO SERVICE OF PROCESS

Item 1.    Undertaking

        The Registrant undertakes to make available, in person or by telephone, representatives to respond to inquiries made by the Commission staff, and to furnish promptly, when requested to do so by the Commission staff, information relating to the securities registered pursuant to Form F-10 or to transactions in said securities.

Item 2.    Consent to Service of Process

        Concurrently with the filing of this Registration Statement, the Registrant is filing with the Commission a written irrevocable consent and power of attorney on Form F-X. Any change to the name or address of the agent for service of the Registrant shall be communicated promptly to the Commission by amendment to Form F-X referencing the file number of this Registration Statement.

III-1

 SIGNATURES

        Pursuant to the requirements of the Securities Act, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-10 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereonto duly authorized, in the City of Vancouver, British Columbia, Canada, on June 15, 2015.

TAHOE RESOURCES INC.
By:	/s/ ALEX BLACK Name: Alex Black Title: Chief Executive Officer
By:	/s/ MARK SADLER Name: Mark Sadler Title: Vice President and Chief Financial Officer

III-2

 POWERS OF ATTORNEY

        Each person whose signature appears below constitutes and appoints each of Alex Black and Mark Sadler as his or her true and lawful attorney-in-fact and agent, each acting alone, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, each acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, each acting alone, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

        This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by or on behalf of the following persons in the capacities indicated, on June 15, 2015.

/s/ ALEX BLACK	Chief Executive Officer and Director (Principal Executive Officer)
/s/ MARK SADLER	Vice President and Chief Financial Officer (Principal Financial Officer)
/s/ C. KEVIN MCARTHUR	Executive Chairman and Director
/s/ A. DAN ROVIG	Lead Director
/s/ TANYA JAKUSCONEK	Director
/s/ PAUL B. SWEENEY	Director
/s/ JAMES S. VOORHEES	Director
/s/ DRAGO KISIC WAGNER	Director
/s/ KENNETH F. WILLIAMSON	Director
/s/ DR. KLAUS ZEITLER	Director

III-3

 AUTHORIZED REPRESENTATIVE

        Pursuant to the requirements of Section 6(a) of the Securities Act, the undersigned has signed this Registration Statement, in the capacity of the duly authorized representative of the Registrant in the United States, on June 15, 2015.

TAHOE RESOURCES USA INC.
By:	/s/ C. KEVIN MCARTHUR Name: C. Kevin McArthur Title: President

EXHIBIT INDEX

Exhibit Number	Description
3.1	Underwriting Agreement†
4.1
Annual information form of the Registrant dated March 11, 2015 for the year ended December 31, 2014 (incorporated by reference to Exhibit 99.1 to the Registrant's Annual Report on Form 40-F filed with the SEC on March 12, 2015 (File No. 001-35531))
4.2
Audited consolidated financial statements of the Registrant as at and for the years ended December 31, 2014 and 2013, together with the report of the independent registered public accounting firm thereon and the notes thereto (incorporated by reference to Exhibit 99.2 to the Registrant's Annual Report on Form 40-F filed with the SEC on March 12, 2015 (File No. 001-35531))
4.3
Management's discussion and analysis of the Registrant for the year ended December 31, 2014 (incorporated by reference to Exhibit 99.3 to the Registrant's Annual Report on Form 40-F filed with the SEC on March 12, 2015 (File No. 001-35531))
4.4
Condensed Interim Consolidated Financial Statements dated April 28, 2015 for the three months ended March 31, 2015 and 2014 (incorporated by reference to Exhibit 99.1 to the Registrant's Filing on Form 6-K filed with the SEC on April 29, 2015 (File No. 001-35531))
4.5
Management's discussion and analysis of the Registrant for the quarter ended March 31, 2015 (incorporated by reference to Exhibit 99.2 to the Registrant's filing on Form 6-K filed with the SEC on April 29, 2015 (File No. 001-35531))
4.6
Business acquisition report of the Company dated June 12, 2015 prepared in connection with the completion of the Rio Alto Acquisition, (incorporated by reference to Exhibit 99.1 to the Registrant's filing on Form 6-K filed with the SEC on June 15, 2015 (File No. 001-35531))
4.7
Annual information form of Rio Alto dated March 16, 2015 for the year ended December 31, 2014, which incorporation by reference is limited to the incorporation of only the following selected information and specifically excluding the technical report incorporated by reference therein: "Description of the Business—Competitive Conditions"; "Description of the Business—Employees"; "Principal Properties—La Arena Project"; "Principal Properties—Shahuindo Project"; "Directors and Officers"; "Risk Factors"; "Legal Proceedings and Regulatory Actions"; "Interest of Management and Others in Material Transactions"; "Material Contracts"; and "Interests of Experts" (incorporated by reference to Exhibit 99.1 to the Registrant's filing on Form 6-K filed with the SEC on June 15, 2015 (File No. 001-35531)

III-4

Exhibit Number	Description
4.8	Management information circular of the Company dated April 7, 2015 prepared in connection with the annual general meeting of shareholders held on May 8, 2015 (incorporated by reference to Exhibit 99.1 to the Registrant's filing on Form 6-K filed with the SEC on April 17, 2015 (File No. 001-35531))
4.9
Material change report dated April 10, 2015 related to the Company's April 1, 2015 announcement of the completion of the Rio Alto Acquisition (incorporated by reference to the Registrant's filing on Form 6-K filed with the SEC on April 13, 2015 (File No. 001-35531))
5.1	Consent of Deloitte LLP*
5.2	Consent of Grant Thornton LLP*
5.3	Consent of Charles Muerhoff*
5.4	Consent of Conrad E. Huss*
5.5	Consent of Daniel Roth*
5.6	Consent of Thomas L. Drielick*
5.7	Consent of Jack Caldwell*
5.8	Consent of Paul Tietz*
5.9	Consent of Matthew Blattman*
5.10	Consent of Enrique Garay*
5.11	Consent of Fernando Angeles*
5.12	Consent of Greg Lane*
5.13	Consent of Ian Dreyer*
5.14	Consent of Scott Elfen*
5.15	Consent of Tim Williams*
5.16	Consent of Carl E. Defilippi*
5.17	Consent of Thomas L. Dyer*
6.1	Powers of Attorney (included in Part III of this Registration Statement)*

†
To be filed by amendment

*
Filed herewith

III-5

QuickLinks

PART I INFORMATION REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
GLOSSARY OF TECHNICAL TERMS
CAUTIONARY NOTE TO UNITED STATES INVESTORS
DOCUMENTS INCORPORATED BY REFERENCE
MARKETING MATERIALS
DOCUMENTS FILED AS PART OF THE REGISTRATION STATEMENT
AVAILABLE INFORMATION
ENFORCEMENT OF LEGAL RIGHTS
CURRENCY AND EXCHANGE RATE INFORMATION
THE COMPANY
RISK FACTORS
USE OF PROCEEDS
PLAN OF DISTRIBUTION
DESCRIPTION OF SECURITIES BEING DISTRIBUTED
CONSOLIDATED CAPITALIZATION
PRIOR SALES
TRADING PRICE AND VOLUME
SELLING SHAREHOLDER
RELATIONSHIP BETWEEN SELLING SHAREHOLDER AND UNDERWRITERS (CONFLICTS OF INTEREST)
CERTAIN CANADIAN FEDERAL INCOME TAX CONSIDERATIONS
MATERIAL UNITED STATES FEDERAL INCOME TAX CONSIDERATIONS
LEGAL MATTERS
INTEREST OF EXPERTS
INDEPENDENT AUDITOR, TRANSFER AGENT AND REGISTRAR
PART II INFORMATION NOT REQUIRED TO BE DELIVERED TO OFFEREES OR PURCHASERS
EXHIBITS
PART III UNDERTAKING AND CONSENT TO SERVICE OF PROCESS
  Item 1. Undertaking
  Item 2. Consent to Service of Process
SIGNATURES
POWERS OF ATTORNEY
AUTHORIZED REPRESENTATIVE
EXHIBIT INDEX